As filed with the Securities and Exchange Commission on March 10, 2015

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_____________________

FORM S-1

______________________________

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ENTRANET, INC.

(Exact name of registrant as specified in its charter)

Florida	5046	32-0442200
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Entranet, Inc.

The Office

110 East Broward Blvd

Suite 1700

Fort Lauderdale, Florida 33301

Telephone No.: (561) 287-9101

Fax No.: (561) 287-9101

(Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

______________________________

Registered Agents, Inc.

3030 N. Rocky Point Dr. Suite 150A

Tampa, Florida 33607

Telephone No.: (850) 807-4500

Email: support@LLCagent.com

(Name, address and telephone number of agent for service)

______________________________

All Communications to:

Todd Feinstein, Esquire

Feinstein Law, P.A.

5447 Haines Road North, #140

St. Petersburg, Florida 33714

Telephone No.: (619) 990-7491

www.feinsteinlawfirm.com

Email: todd@feinsteinlawfirm.com

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount to	maximum	maximum
	be	offering	aggregate	Amount of
	registered	price per	offering	registration
Title of each class of securities to be registered	(1)	unit (2)	price	fee (3)

Common Stock, par value $0.0001 per share (4)	1,444,052	$0.60	$866,431.20	$100.68

(1)	Estimated in accordance with Rule 457(a) of the Securities Act of 1933.
(2)	Until such time as our common shares are quoted on the OTC Markets, the selling shareholders will sell their shares at the price of up to $0.60 per share.
(3)	Calculated under Section 6(b) of the Securities Act of 1933 as 0.0001162 of the aggregate offering price.
(4)	Represents shares of the registrant's common stock being registered for resale that have been issued to the selling shareholders named in this registration statement. In accordance with Rule 416(a), this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

We hereby amend this registration statement on such date or dates as may be necessary to delay our effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION DATED __, 2015

Entranet, Inc.

1,444,052 Shares of Common Stock

Selling shareholders are offering up to 1,444,052 shares of common stock.  The selling shareholders will offer their shares at up to $0.60 per share until our shares are quoted on the OTC Markets and, assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated prices.  We will not receive proceeds from the sale of shares from the selling shareholders.

There are no underwriting commissions involved in this offering. We have agreed to pay all the costs of this offering. Selling shareholders will pay no offering expenses.

Prior to this offering, there has been no market for our securities. Our common stock is not now listed on any national securities exchange or the NASDAQ stock market, and is not eligible to trade on the OTC Markets. There is no guarantee that our securities will ever trade on the OTC Markets or on any listed exchange.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and will therefore be subject to reduced public company reporting requirements.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 10.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. This prospectus is included in the Registration Statement that was filed by us with the Securities and Exchange Commission. We may not sell these securities until the Registration Statement becomes effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is _______, 2015.

TABLE OF CONTENTS

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

We have not authorized any person to give you any supplemental information or to make any representations for us. You should not rely upon any information about our company that is not contained in this prospectus. Information contained in this prospectus may become stale. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus, any prospectus supplement or of any sale of the shares. Our business, financial condition, results of operations and prospects may have changed since those dates. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.

PROSPECTUS SUMMARY INFORMATION

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. You should read the entire prospectus, including “Risk Factors” and the consolidated financial statements and the related notes before making an investment decision.

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements prior to making an investment decision.

Organization

Entranet, Inc. (“us”, “we”, “our”, or "the Company") is an emerging growth company, incorporated in the State of Florida on May 8, 2014 to be the exclusive distributor in the United States and Europe of Entranet, Ltd's "talk2lift" and "housemate." Our principal executive office is located at 110 East Broward Blvd, Suite 1700 Fort Lauderdale, Florida 33301. Our telephone number is (561) 287-9101 and our fax number is (561) 287-9101. Our website is located at www.entranetinc.com and www.talk2lift.com, and are not parts of this prospectus.

Our auditor has issued a “going concern” opinion about our company’s financial statements, meaning that we face uncertainties that our business will not succeed or be viable. Additionally, it is likely that we will need additional capital or additional financing in the future, and if such financing is not available to us on acceptable terms our business may suffer or fail as a result.

Business

Entranet, Inc., through its brand name EntranetTM, is the distributor of Entranet brand products in the United States and Europe pursuant to the terms of an exclusive distribution agreement with a related party Entranet, Limited, a Greek company that researches, develops, and manufactures innovative embedded systems for integrated speech recognition technology for residential and commercial use.

Integrated speech recognition technology is the process of controlling a device by using voice activated commands. We presently offer two products. These are talk2lift and housemate. Talk2lift, allows an elevator user to find and select the location of their destination using a voice command. Our second product housemate is a home automation control system that allows users to control various aftermarket integrated devices through voice commands using our speech recognition software. Under the distribution agreement, Entranet, Inc. is the exclusive distributor of the Entranet, Limited brands and authorized to sell talk2lift, housemate, and any additional new products and updates of current products throughout the United States and Europe.

Our products are manufactured in the country of Greece and will be delivered by Entranet, Limited in Greece to our customers in the U.S. and Europe.

We intend to target sales of our products to consumers and companies seeking: (i) aftermarket customized add on elevator technology with innovative voice command features; (ii) elderly or handicapped customers that wish to help or aid their life through using voice activatedspeech technology and hardware assistance; (iii) to enhance smart home systems. and by making smart home technology more widely available to average homeowners. We intend to sell ourthese products through various channels such as contractors, installers, wholesalers, lift manufacturers, retail chains, online and our retail website.

To date, we have not generated revenues from the sale of our products in the U.S.

On October 14, 2012, Eleftherios Papageorgiou registered the domain name and talk2lift.com with an internet domain registrar and web hosting company and recorded them as an indefinite-lived intangible asset.

Our operations to date have been devoted primarily to start-up and development activities, which include: (i) founding the company; (ii) developing our business plan; (iii) communicating and presenting the company and its products to potential clients in the U.S. and Europe; (iv) reaching and signing an agreement with Entranet, Limited to be the exclusive distributor of Entranet products and services in the U.S. and Europe; (vii) creating and developing the branding campaign for the talk2lift and housemate products by creating the websites for the each respective product; (viii) making presentations and demonstrating our talk2lift product and housemate prototype to potential clients; (xi) working on general liability insurance to protect us in case of customer or other claims and developing respective corporate policies estimated completion date: March 2015.

Since our inception on May 8, 2014, we have engaged in the following notable operational activities:

On May 15, 2014, we held our first presentation as Entranet, Inc. with the assistance of the London Chamber of Commerce to corporate executives, installers, and industry consultants including notable participants Shorts Lifts and Kleemann UK at the Grand Royal Hyde Park Hotel in London, U.K.

On May 24 and 25, 2014, we participated in an elevator exhibition in Izmir, Turkey and presented talk2lift to elevator companies, panel button manufacturers, and installers.

On June 1, 2014, we entered into an agreement with Entranet Limited, a company formed under the laws of Greece, to become the exclusive distributor of their products in the United States for a period of ten (10) years.

On June 4, 2014, we participated at Wider 2014 in Civitanova, Italy; an international convention on products for the assisted living market where we presented our products and the benefits of using our speech recognition technology.

On June 30, 2014 we entered into an addendum agreement with Entranet Limited, a company formed under the laws of Greece, to become the exclusive distributor of their products in Europe for a period of ten (10) years from the date of June 30, 2014.

On July 8 - 10, 2014, we participated at Elevcon 2014 in Paris, France, the 20th International Congress on Vertical Transportation Technologies. During this conference we met with members of the French National Confederation for the visually impaired on policy and on the advantages of talk2lift and housemate.

On July 10, 2014, we created Entranet, Limited in the United Kingdom as a wholly owned subsidiary of Entranet, Inc. for the purpose of implementing the Company’s sales plan in Europe. No other activity has occurred with this English (United Kingdom) entity beyond formation.

On August 5, 2014, we registered the domain name entranetinc.com with an internet domain registrar and web hosting company and recorded them as an indefinite-lived intangible asset.

On September 15, 2014, we held a meeting with the governing body of the Greek National Organization for the Blind on EU policy and our technologies to inform the above on the benefits of using talk2lift in an elevator.

From September 29, 2014 to October 7, 2014, we visited the United States and conducted the following meetings with: (i) the President and CEO of American Network Solutions; (ii) the Director/Service Operations of OTIS USA; (iii) the owner of Elevator Motors Company; (iv) the owners of Andrea Electronics; (v) the President of American Capital Ventures and Windmill Communications; and (vi) presented our products to the Hellenic American Bankers Association ("HABA").

From November 16 - 22, 2014, we visited New York and held the following meetings with: (i) the Executive Director of The Hellenic Initiative, a non-profit organization for the advancement of entrepreneurship; (ii) the Senior Vice President of the Red Apple Group; (iii) the Greek Archdioceses of North and South America; (iv) executives at the Huffington Post on marketing, sales promotion and communication matters; (v) investment banks; (vi) a Managing Director at Silicon Valley Bank on working capital lines; (vii) a Senior Managing Director at the Blackstone Group on business development; and (viii) the Managing Director of Skaled.

On December 8, 2014, a United States Patent and Trademark Office ("USPTO") trademark application was filed by Entranet, Inc. (Serial Number 86473539) for protection of the "Entranet" name and our "EN" logo associated with Entranet, Inc.

On January 5, 2015, we entered into a lease agreement with Regus, plc commencing on January 5, 2015 through April 30, 2015, for virtual office space located at 110 East Broward Blvd, Suite 1700, Fort Lauderdale, Florida 33301. The monthly base rent is $138.48 and the property is adequate for all of the Company's currently planned activities. If we decide to renew our lease for three (3) additional months cost will remain the same and if we renew for a twelve (12) month period the cost will be $109 per month.

From our inception on May 8, 2014, until December 31, 2014 we have had no operating activities in the U.S. and Europe. Since May 8, 2014 (inception) through December 31, 2014 we have had no revenue in the U.S. and Europe. From May 8, 2014 (inception) to December 31, 2014, we have a net loss of $493,367 for legal, business, and consulting costs and fees.

From May 8, 2014 (inception) until December 31, 2014 we received an aggregate of $63,600 from the sale of our common stock. We used the proceeds of the offering for working capital.

As of January 31, 2015, we had $13,088 cash on hand for our operational needs. We plan to spend approximately $171,000 to implement milestones within the development of the business plan as described under the heading “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION” on page 49 of this prospectus. After these expenditures, we will have no cash on hand. Currently, our operating expenses are approximately $19,000 per month or $ 228,000 annually. After this registration statement is declared effective, our operating expenses will increase to approximately $28,000 per month or $336,000 annually because of the costs of SEC reporting. We will require $28,000 per month or $336,000 over the next twelve (12) months to meet our existing operational costs, which consist of rent, advertising, salaries and other general, administrative expenses and to comply with the costs of being an SEC reporting company. If we fail to generate sufficient revenues to meet our post–registration monthly operating costs of $28,000, we will not have available cash for our operating needs after approximately less than one month.

Our officers and directors devote limited time to our business, which may negatively impact upon our plan of operations, implementation of our business plan and our potential profitability. Mr. Eleftherios Papageorgiou, our chief executive officer and director dedicates approximately two hundred (200) hours per month, Mr. Nikolaos Stratigakis, our vice president and director dedicates approximately hundred fifty (150) hours per month, Mr. Alexandros Psychogios, our director dedicates approximately fifty (50) hours per month, Mr. Eleftherios Kontos, our director dedicates approximately fifty (50) hours per month, and Mr. Theodoros Theocharis, our director dedicates approximately fifty (50) hours per month to our business.

We are an emerging growth company and are in the process of developing our products and services. Consequently, we have not generated revenues as of the date of this prospectus. We have an accumulated deficit and have incurred operating losses since our inception and expect losses to continue during 2015. Our auditor has indicated in their Report that these conditions raise substantial doubt about our ability to continue as a going concern.

Our corporate websites are http://www.entranetinc.com and http://www.talk2lift.com. Nothing on our websites is a part of this prospectus.

The terms "Our Company" "we," "us" and "our" as used in this prospectus refer to Entranet, Inc.

Risk Factors

Our ability to successfully operate our business and achieve our goals and strategies is subject to numerous risks including:

▪	Although we have engaged in operational activities since inception, we have not yet generated operational revenues, meaning that we have an evolving and unpredictable business model and the management of growth and we may never generate operating revenues.

▪	Our officers and directors have conflicts of interests that may conflict with our own interests.

▪	We have generated no revenues from operations, which makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

▪	There is substantial doubt about our ability to continue as a going concern and if we are unable to generate significant revenue or secure additional financing we may be unable to implement our business plan and grow our business.

▪	We have not generated revenue from the sale of our products in the U.S. and our future revenues are dependent upon our agreement with Entranet Limited.

▪	We are dependent upon Entranet Limited to supply all of the products we sell and any increase in the component prices it pays could increase our products costs and negatively affect our operations.

▪	We are dependent upon Entranet Limited to fulfill the orders for the products we sell.

▪	Because our officers and directors are in Greece, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

▪	You may have difficulty in enforcing any judgment against our officers and directors, as they are residents of Greece and not of the U.S., and are located outside the U.S.

▪	Our management has voting control over all matters submitted to a vote of our common stockholders, which will prevent our minority shareholders from having the ability to control any of our corporate actions.

▪	We are an "emerging growth company," and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

Numerous additional risks are discussed in the section titled “Risk Factors,” beginning on page 10.

Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

a)	the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every five (5) years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

b)	the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;

c)	the date on which such issuer has, during the previous three (3)-year period, issued more than $1,000,000,000 in non-convertible debt; or

d)	the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment and the effectiveness of the internal control structure and procedures for financial reporting.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

The Offering

As of the date of this prospectus, we had 29,324,052 shares of common stock outstanding.

Selling shareholders are offering up to 1,444,052 shares of common stock. The selling shareholders will offer their shares at up to $0.60 per share until our shares are quoted on the OTC Markets and thereafter at prevailing market prices or privately negotiated prices.

We will pay all expenses of registering the securities, estimated at approximately $100.68. We will not receive any proceeds of the sale of these securities.

To be quoted on the OTC Markets, a market maker must file an application on our behalf in order to make a market for our common stock. The current absence of a public market for our common stock may make it more difficult for you to sell shares of our common stock that you own.

Financial Summary

Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

The tables and information below are derived from our audited financial statements for the period from May 8, 2014 (inception) to December 31, 2014. Our working capital as of December 31, 2014 was a deficit of $355,037. As of January 31, 2015, we had cash on hand of $13,088.

May 8, 2014 (Inception) through December 31, 2014
Financial Summary

Cash	$13,425

Total Assets	$13,425

Total Liabilities	$(368,462)

Total Stockholders’ Deficit	$(355,037)

May 8, 2014 (Inception) through December 31, 2014
Statement of Operations

Revenue	$-0-

Total Expenses	$493,249

Net Losses for the Period	$(493,637)

Net Loss per Share	$(0.02)

THE OFFERING

Shares of common stock offered by selling shareholders:	1,444,052

Previous offering of our common shares:	In 2014, we sold 1,294,886 common shares for an aggregate cash consideration of $77,570.

Shares of common stock outstanding before the offering:	29,324,052

Shares of common stock outstanding after the offering:	29,324,052

Terms of the offering:	The selling shareholders will determine when and how they will sell the securities offered in this prospectus.

Trading Market:	There is currently no trading market for our common stock. We intend to apply soon for quotation on the OTC Markets. We will require the assistance of a market-maker to apply for quotation and there is no guarantee that a market-maker will agree to assist us.

Use of proceeds:	We will not receive proceeds from the resale of shares by the selling shareholders.

Risk Factors:	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See "Risk Factors" below.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this prospectus before making an investment decision with regard to our securities. The statements contained in or incorporated herein that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, you may lose all or part of your investment. In addition to the other information provided in this prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock.

Risks Related to Our Financial Condition

Although we have engaged in operational activities since inception, we have not yet generated operational revenues, meaning that we have an evolving and unpredictable business model and the management of growth and we may never generate operating revenues.

Our lack of operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving and unpredictable business model and the management of growth due to future advances in technology, methods or processes by our competitors. To address these risks, we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continually develop and upgrade our product offering, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

We have generated no revenues from operations, which makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

As of December 31, 2014, we have not generated revenues. As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data. Because of the related uncertainties, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in sales, revenues or expenses.  If we make poor budgetary decisions as a result of unreliable data, we may never become profitable or incur losses, which may result in a decline in our stock price.

There is substantial doubt about our ability to continue as a going concern and if we are unable to generate significant revenue or secure additional financing we may be unable to implement our business plan and grow our business.

We are an emerging growth company and are in the process of developing our products and services. Consequently, we have not generated revenues as of the date of this prospectus. We have an accumulated deficit and have incurred operating losses since our inception and expect losses to continue during 2015. Our auditor has indicated in their Report that these conditions raise substantial doubt about our ability to continue as a going concern. The continuation of our business as a going concern is dependent upon the continued financial support from our stockholders.

There is uncertainty regarding our ability to grow our business to a greater extent than we can with our existing financial resources, also described above, without additional financing. We have no agreements, commitments or understandings to secure additional financing at this time. Our long-term future growth and success is dependent upon our ability to commence selling our products and services, generate cash from operating activities and obtain additional financing. There is no assurance that we will be able to commence selling our products and services, generate sufficient cash from operations, sell additional shares of common stock or borrow additional funds. Our inability to obtain additional cash could have a material adverse effect on our ability to grow our business to a greater extent than we can with our existing financial resources, also described above.

Expenses required to operate as a public company will reduce funds available to implement our business plan and could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.

Operating as a public company is more expensive than operating as a private company, including additional funds required to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. We may also be required to hire additional staff to comply with additional SEC reporting requirements. We anticipate that the cost of SEC reporting will be approximately $60,000 annually. Our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition. If we fail to meet these requirements, we will be unable to secure a qualification for quotation of our securities on the OTC Markets, or if we have secured a qualification, we may lose the qualification and our securities would no longer trade on the OTC Markets. Further, if we fail to meet these obligations and consequently fail to satisfy our SEC reporting obligations, investors will then own stock in a company that does not provide the disclosure available in quarterly, annual reports and other required SEC reports that would be otherwise publicly available leading to increased difficulty in selling their stock due to our becoming a non-reporting issuer.

We are dependent on the sale of our securities to fund our operations.

We are dependent on the sale of our securities to fund our operations and will remain so until we generate sufficient revenues to pay for our operating costs. Our officers and directors have made no written commitments with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees.

Risks Related to Our Business and Industry

We have not generated revenue from the sale of our products in the U.S. and our future revenues are dependent upon our agreement with Entranet Limited.

We have no revenues from the sale of our products in the U.S. to date. Our sole source of revenues is from our agreement with Entranet Limited which allows us to distribute their products in the U.S. and Europe. There is no assurance that we will generate revenues from the sale of our products in the future. Should we fail to generate revenues from the sale of our products, our financial condition will be negatively impacted and you will likely lose your entire investment.

We are dependent upon Entranet Limited to supply all of the products we sell and any increase in the component prices it pays could increase our products costs and negatively affect our operations.

All of our products are supplied by Entranet Limited. Entranet Limited contracts with its suppliers on a non-exclusive basis, our operations may be interrupted or otherwise adversely affected by delays in the supply of parts or components to Entranet Limited. Even if parts and components are available from alternative sources, Entranet Limited may face increased costs and delays in connection with the replacement of an existing supplier with one or more alternative suppliers which could cause delays and increase the cost of our products. We have no timeline and no clearly established plan for U.S.-based manufacturing. These factors could have a material adverse effect on our business, prospects, and results of operations or financial condition.

We are dependent upon Entranet Limited to fulfill the orders for the products we sell.

Because Entranet Limited fulfills the orders from our customers, we have limited control over how and when orders are fulfilled. We also have limited control over the products that Entranet Limited keeps in stock. Entranet Limited may not accurately forecast the products that will be in high demand or they may allocate popular products to other resellers, resulting in the unavailability of certain products for delivery to our customers. Any inability to offer a broad array of products at competitive prices and any failure to deliver those products to our customers in a timely and accurate manner may damage our reputation and brand and could cause us to lose customers.

We will rely on third-party delivery services to deliver our products to our customers on a timely and consistent basis, and any deterioration in our relationship with any one of these third parties or increases in the fees that they charge could harm our reputation and adversely affect our business and financial condition.

We will rely on third parties for the shipment and delivery of our products and we cannot be sure that we will have relationships with these third parties on terms that are favorable to us, or at all. Shipping costs may increase over time, which could harm our business, prospects, financial condition and results of operations by increasing our costs of doing business and resulting in reduced gross margins. In addition, if our relationships with these third parties are terminated or impaired, or if these third parties are unable to deliver products for us, whether due to labor shortage, slow down or stoppage, deteriorating financial or business condition, responses to terrorist attacks or for any other reason, we would be required to locate alternative carriers for the shipment of products to our customers. Changing carriers could have a negative effect on our business and operating results due to package tracking and delays in order processing and product delivery. We could be unable to engage alternative carriers on a timely basis, upon terms favorable to us, or at all.

Purchasers of our products may not choose to shop online, which would prevent us from generating revenues.

The online market for our products is less developed than the online market for many other business and consumer products, and currently represents only a small part of the industry. Our success will depend in part on our ability to attract new customers and to convert customers who have historically purchased similar products through traditional retail and wholesale operations. Furthermore, we may have to incur significantly higher and more sustained advertising and marketing expenditures or may need to price our products more competitively than we currently anticipate in order to attract additional online consumers and convert them into purchasing customers. Specific factors that could prevent prospective customers from purchasing from us include:

▪	concerns about buying products without face-to-face interaction with sales personnel;
▪	the inability to physically handle, examine, and compare products;
▪	delivery time associated with Internet orders;
▪	concerns about the security of online transactions and the privacy of personal information;
▪	delayed shipments or shipments of incorrect or damaged products;
▪	increased shipping costs; and

▪	the inconvenience associated with returning or exchanging items purchased online.

If the online market for our products and technology does not gain widespread acceptance, our business and financial results will likely fail.

If we fail to offer a broad selection of products and new and improved versions at competitive prices to meet our customers’ demands, we may not be profitable.

In order to successful market and distribute our products, we must successfully offer, on a continuous basis, a broad selection of innovative technology that meet the needs of our customers. Our products are used by consumers for a variety of purposes, including performance, improved aesthetics, and functionality of their everyday lives. In addition, to be successful, our product offerings must be broad, competitively priced, well-made, innovative, and attractive to a wide range of consumers. We cannot predict with certainty that we will be successful in offering products that meet all of these requirements. Should our target market not be as responsive to our products we will be unable to generate sufficient revenues to become profitable.

While many new products are regularly introduced into the technology market place, only a relatively small number of technology companies account for a significant portion of net revenue in our industry. Our products may not be desired for purchase by consumers, or competitors such as elevator, cellular phone application developers, and cane manufacturers may create and develop products that imitate or compete with our products, and take our targeted revenue stream away from us or reduce our ability generate revenue. Traditional product manufacturers, who are our competitors, may take a larger share of our target market than we anticipate which could prevent us from generating meaningful revenue or cause our revenue streams to fall below our expectations. If our competitors develop more successful products or offer competitive products at lower price, we may never generate meaningful revenues and you could lose your entire investment.

We may not be able to compete effectively against other companies selling similar products.

We compete with both online and offline retailers who may offer similar hardware and software technology products.

Our competitors for talk2lift can include the following:

  National and international elevator manufacturers such as Dover, Express Lift, Fujitec, Haughton, Hyundai, Kleeman, Kone, Mitsubishi, O&K, Otis, Schindler, Sigma, ThysenKrupp, etc.; and
  competitive companies that offer upgrades from these traditional manufacturers include: Mitsubishi Electric

Our competitors for housemate include the following:

  National and international voice assisted home programming hardware including but not limited to VoicePod by HouseLogix, Ivee by Jonathon Nostrant (Interactive Voice Inc.), Enertex® SynOhr® MultiSense by Enertex Bayern, Homey by Athom, and Ubi by UCIC.

Our future competitors for MyCane include the following:

  National and international voice assisted visually impaired hardware and software including, but not limited to, UltraCane by Sound Foresight Technology Limited, K Sonar by Zabonne, iSONIC by PRIMPO, Blindspot by Selene Chew, Eye Stick by Kim Tae-Jin, ioCane by Ben Leduc-Mills, ViiO Travel Aid by Yonathan Halim, EyeCane by a team of researchers from The Hebrew University of Jerusalem, RAY phone by Project RAY, Ltd., GeorgiePhone, by Screenreader.net and the Communication for Blind and Disabled People charity, TapTapSee by Image Searcher, Inc., Samsung Assistive tools working with Galaxy Core Advance phones by Samsung includes Ultrasonic Cover, b) Optical Scan Stand and, c) Smart Voice Labels, OrCam by OrCam, Smart Glasses by Stephen Hicks, Fujitsu’s prototype GPS cane hands-on.

We believe the principal competitive factors in our market are helping customers easily find the technology that will be appealing product catalog that maps individual showcases how our products can benefit them and their lifestyle, availability, price, knowledgeable customer service and order fulfillment, and delivery. Most of our competitors will be larger, have stronger brand recognition or may have access to greater financial, technical, and marketing resources or have been operating longer than we have. This could cause national and international information technology manufacturers to produce their own version of the products we sell and could negative affect our financial operations as well as the success of the company.

If we are unable to manage the challenges associated with our operations in the United States, our results of operations will suffer.

Entranet Limited will provide products and services to Entranet, Inc. in the United States. Entranet Limited operations include only manufacturing, product fulfillment, research and development, marketing, and customer support services. Our products will be delivered from Greece to our customers in the U.S. and Europe. We are subject to a number of risks and challenges that specifically relate to Entranet Limited operations being conducted in Greece while we are the exclusive distributor of the Entranet brand and products in the U.S. and Europe. We may not be successful if we are unable to meet and overcome these challenges, which could prevent us from generating revenues from our products and limit the growth of our business. These risks and challenges include:

  the amount and timing of operating costs and capital expenditures relating to implementing our plan of operations and infrastructure;
  difficulties and costs of staffing and managing foreign operations;
  restrictions imposed by local labor practices and laws on our business and operations;
  exposure to different business practices and legal standards;
  unexpected changes in regulatory requirements;
  the imposition of government controls and restrictions;
  political, social and economic instability and the risk of war, terrorist activities or other international incidents;
  the failure of telecommunications and connectivity infrastructure;
  natural disasters and public health emergencies;
  potentially adverse tax consequences;
  the failure of local laws to provide a sufficient degree of protection against infringement of our intellectual property; and
  fluctuations in foreign currency exchange rates and relative weakness in the U.S. Dollar.

If commodity prices such as fuel and plastic continue to increase, we may not be profitable.

Our third party delivery services may increase fuel surcharges from time to time, and such increases negatively impact our margins, if we are unable to pass all of these costs directly to consumers. Increasing prices in the component materials for the parts we sell may impact the availability, the quality and the price of our products, as suppliers search for alternatives to existing materials and as they increase the prices they charge. We cannot ensure that we can recover all the increased costs through price increases, and Entranet Limited may not continue to provide the consistent quality of product to our customers as they may substitute lower cost materials to maintain pricing levels, all of which may have a negative impact on our business and results of operations.

Volatility in the prices of raw materials and energy prices and our ability to pass along increased costs to our customers could adversely affect results of our operations.

The prices of raw materials critical to our business and performance, are based on global supply and demand conditions. Certain raw materials used by our suppliers, including vinyl, plastics, polyester fiber, and electronic components to make our hardware are only available from a limited number of suppliers, and it may be difficult for Entranet Limited to find alternative suppliers at the same or similar costs this may affect our costs on products we sell and we may therefore not be profitable. The impact of any volatility in the prices of energy or the raw materials on which we rely, including the reduction in demand for certain products caused by such price volatility, could result in a loss of revenue and profitability and adversely affect Entranet, Inc. results of operations.

Some of our business may be cyclical. A downturn or weakness in overall economic activity can have a material negative impact on sales.

Historically, sales of products that Entranet Limited distributes have been subject to cyclical variations caused by changes in general economic conditions. During recessionary periods, such as the recent global economic recession, we may be adversely affected by reduced demand for our products. In addition, the strength of the economy generally may affect the rates of expansion.

Our product design and technology are not protected by intellectual property right in the U.S.

Our success will depend in part on our ability to protect our proprietary rights and technologies. The design and technical features of the Entranet Limited products that we sell are not currently protected by any patent or other intellectual property rights in the U.S. The component parts are manufactured by third parties and include components that may not be unique to our products. As a result, the design and technical features of our products are vulnerable to being copied or imitated by U.S. and, potentially, international competitors. Our competitors may have or develop equivalent or superior manufacturing and design skills, and may develop an enhancement that will be patentable or otherwise protected from duplication by others. These events could have a material adverse effect on our business, prospects, results of operations and financial condition. Entranet, Ltd. has received Greek patents for the following:

  TALK2LIFT Application number: 20140100128 by Entranet Ltd.
  HOUSEMATE Application number: 20140100123 by Entranet Ltd.
  MYCANE Application number: 20140100129 by Entranet Ltd.
  TALK2ENTER Application number: 20140100122 by Entranet Ltd.

The patents applications were filed on March 12, 2014 in Greece. The Greek patents are valid for the above products for twenty (20) years from the date of the first filing, March 12, 2014. Additionally, Entranet has the priority for twelve (12) months to file for a world patent with World Intellectual Property Organization ("WIPO"); which we intend to do before the expiration of our filing period. Approval with WIPO can take between three (3) to six (6) years from the date of filing. If we are unable to maintain or continue our patent applications then we could lose the ability to protect our proprietary technology from competitors, this could have a significant effect on our ability to successfully implement our business plan.

We have filed intellectual property rights to use the Entranet name; however, there can be no assurance that third parties will not assert intellectual property infringement claims against us, which could have a material adverse effect on our business, financial condition, and operating results.

On December 8, 2014, a United States Patent and Trademark Office ("USPTO") trademark application was filed by Entranet, Inc. (Serial Number 86473539) for protection of the "Entranet" name and our "EN" logo associated with Entranet, Inc. However, we will have to wait until we receive confirmation from USPTO and have been advised by USPTO that the overall process can take up to 18 months before we receive the decision of whether or not the trademark application has been approved. Additionally, our sub-brands of talk2lift, housemate, MyCane, and talk2enter have no trade name protection in the U.S. Even if we are successful in establishing trade name awareness of the Entranet name or sub-brands associated with our company in the U.S., we could be forced to stop the use of the name(s) if we infringe upon the intellectual property rights of others. There can be no assurance that third parties will not assert intellectual property infringement claims against us. These developments could prevent us from offering or supplying products under the Entranet or Entranet Limited brand. These claims could also result in litigation or threatened litigation against us related to alleged or actual infringement of third-party rights. If an infringement claim is asserted or litigation is pursued, we may be required to obtain a license of rights, pay royalties on a retrospective or prospective basis, or terminate marketing of our products that are alleged to have infringed. Litigation with respect to such matters could result in substantial costs and diversion of our management and other resources and could have a material adverse effect on our business, financial condition, and operating results.

We do not know if there is a demand for our products in the U.S...

Since we do not have any sales history or a similar situated company to base our projective gains and losses, we are not able to determine with any degree of certainty that our U.S. operations will be profitable, let alone, successful. If the U.S. market does not find a need, use, or desire for our product then they will not purchase and our product line and business will suffer.

Our international operations will require us to obtain financing in various jurisdictions.

We will operate in the United States and other foreign countries, which creates financing challenges. These challenges include navigating local legal and regulatory requirements associated with obtaining debt or equity financing in the respective foreign jurisdictions in which we operate. In the event that we are not able to obtain financing on satisfactory terms in any of these jurisdictions, it could significantly impair its ability to run its foreign operations on a cost effective basis or to grow such operations. Failure to manage such challenges may adversely affect our business and results of operations.

International sales and operations are subject to applicable laws relating to trade, export controls and foreign corrupt practices, the violation of which could adversely affect operations.

We will comply with all applicable international trade, customs, export controls, and economic sanctions laws and regulations of the United States and other countries. We are also subject to the Foreign Corrupt Practices Act and other anti-bribery laws that generally bar bribes or unreasonable gifts to foreign governments or officials. Changes in trade sanctions laws may restrict our business practices, including cessation of business activities in sanctioned countries or with sanctioned entities, and may result in modifications to compliance programs. Violation of these laws or regulations could result in sanctions or fines and could have a material adverse effect on our financial condition, results of operations and cash flows.

We may in the future be subject to intellectual property rights disputes, which could reduce our ability to compete effectively and harm our business and results of operations.

Other companies may own, develop, or acquire intellectual property rights that could prevent, limit, or interfere with our ability to provide our products and services. One or more of these companies, which could include our competitors, could make claims against us alleging infringement of their intellectual property rights. Any intellectual property claims, with or without merit, could be time-consuming and expensive to litigate or settle and could significantly divert management resources and attention from our business.

If we were unable to successfully defend against claims against us alleging infringement of intellectual property rights, we may be required to pay monetary damages, stop using the technology, and pay a license fee to use the technology, or develop alternative non-infringing technology. If we have to obtain a license for the infringing technology, it may not be available on reasonable terms, if at all. Developing alternative non-infringing technology could require significant effort and expense. If we cannot license or develop alternative technology for the infringing aspects of our business, we may be forced to limit our product and service offerings. Any of these results could reduce our ability to compete effectively and harm our business and results of operations.

We do not currently have any general liability insurance to protect us in case of customer or other claims.

We do not carry any general liability insurance to cover any potential claims to which we are exposed. Any imposition of liability would increase our operating losses and reduce our net worth and working capital and could cause you to lose your investment.

Damage claims against our products could reduce our sales and revenues.

If any of our products are found to cause injury or damage, the Company could suffer financial damages. We have not had significant claims for damages or losses from our products to date. The Company does not carry product liability insurance.

A partially or completely uninsured claim, if successful and of significant magnitude, could have a material adverse effect on our business, prospects, results of operations or financial condition.

The purchase of many of our products is discretionary, and may be particularly affected by adverse trends in the general economy; therefore challenging economic conditions may make it difficult for us to generate revenue.

Our business is affected by general economic conditions since our products are discretionary and we depend, to a significant extent, upon a number of factors relating to discretionary consumer spending. These factors include economic conditions and perceptions of such conditions by consumers, employment rates, the level of consumers' disposable income, business conditions, interest rates, consumer debt levels, and availability of credit. There can be no assurance that consumer spending on the products we sell, will not be adversely affected by changes in general economic conditions.

Risks Related to Selling Our Products through Our Own Website

The security risks or perceived risks of selling through our own website may discourage users from purchasing through our website.

In order to make sales over the Internet, we and other market participants must be able to transmit confidential information securely over public networks. Third parties may have the technology or know-how to breach the security of user data. Any breach could cause users to lose confidence in the security of our Website and choose not purchase our products through our website. The Company currently has not launched its web presence to start online sales as of the date of this prospectus.

We cannot assure you that advances in computer capabilities, new discoveries in the field of cryptography or other events or developments will not result in a compromise or breach of the algorithms that we will use to protect user data. If any such compromise of our security were to occur, it could harm our reputation, business, prospects, financial condition and results of operations. A party who is able to circumvent our security measures could misappropriate information or cause interruptions in our operations. We may be required to expend significant capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches. We cannot assure you that our security measures will prevent security breaches or that failure to prevent such security breaches will not harm our business, prospects, financial condition and results of operations.

We may be liable if third parties misappropriate our users' personal financial information.

If third parties are able to penetrate our network security or otherwise misappropriate our users' personal information, or if we give third parties improper access to our users' personal information, we could be subject to liability. This liability could include claims for impersonation or other similar fraud claims. This liability could also include claims for other misuses of personal information, including unauthorized marketing purposes. These claims could result in litigation. Liability for misappropriation of this information could adversely affect our business. In addition, the Federal Trade Commission and state agencies have been investigating various Internet companies regarding their use of personal information. We could incur additional expenses if new regulations regarding the use of personal information are introduced or if government agencies investigate our privacy practices.

System and online security failures could harm our business and operating results.

Our sales and customer service will depend on the efficient and uninterrupted operation of our computer and communications hardware systems. Our systems and operations will be vulnerable to damage or interruption from a number of sources, including fire, flood, power loss, telecommunications failure, break-ins, earthquakes and similar events. Our Internet host provider does not guarantee that our Internet access will be uninterrupted, error-free or secure. Our servers are also vulnerable to computer viruses, physical, electrical or electronic break-ins and similar disruptions. Any substantial interruptions could result in the loss of data and could completely impair our ability to generate revenues. We do not presently have a full disaster recovery plan in effect to cover the loss of all facilities and equipment. We do have business interruption insurance; however, do intend to utilize redundant data centers around the U.S.

We will depend on search engines and other online sources to attract visitors to our websites, and if we are unable to attract these visitors and convert those into customers in a cost-effective manner, our business and results of operations will be harmed.

Our success depends on our ability to attract online consumers to our websites and convert them into customers in a cost-effective manner. We are significantly dependent upon search engines, shopping comparison sites and other online sources for our website traffic. We are included in search results as a result of both paid search listings, where we purchase specific search terms that will result in the inclusion of our listing, and algorithmic searches that depend upon the searchable content on our sites. Algorithmic listings cannot be purchased and instead are determined and displayed solely by a set of formulas utilized by the search engine. Search engines, shopping comparison sites and other online sources revise their algorithms from time to time in an attempt to optimize their search results. If one or more of the search engines, shopping comparison , or other online sources on which we rely for website traffic were to modify its general methodology for how it displays or selects our websites, it could result in fewer consumers clicking through to our websites, and our financial results could be adversely affected. We operate a multiple website platform that generally allows us to provide multiple search results for a particular algorithmic search. If the search engines were to limit our display results to a single result or entirely eliminate our results from the algorithmic search, our website traffic would significantly decrease and our business would be materially harmed. If any free search engine or shopping comparison site on which we rely begins charging fees for listing or placement, or if one or more of the search engines, shopping comparison sites and other online sources on which we rely for purchased listings, modifies or terminates its relationship with us, our expenses could rise, we could lose customers and traffic to our websites could decrease. In addition, our success in attracting visitors who convert to customers will depend in part upon our ability to identify and purchase relevant search terms, provide relevant content on our sites, and effectively target our other marketing programs such as e-mail campaigns and affiliate programs. If we are unable to attract visitors to our websites and convert them to customers in a cost-effective manner, then our sales may decline and our business and financial results may be harmed.

Risks Related To Our Management and Personnel

Our CEO has other business interests and conflict of interests which may not be resolved in our favor.

Eleftherios Papageorgiou, our CEO and Director, owns 51% of Entranet, Ltd. in Greece and owns 52.17% of Entranet, Inc. As such, we may compete with Entranet, Ltd for our CEO’s time in the future. Accordingly, the personal interests of Papageorgiou may come into conflict with our interests and those of our minority stockholders. We may present our officers and directors with business opportunities, which are mutually desired, however, in the future, we may compete with the investment capital, technical resources, key personnel and other opportunities, goods, services, etc. You should carefully consider these potential conflicts of interest before deciding whether to invest in shares of our common stock. We have not yet adopted a policy for resolving such conflicts of interest.

As our business grows, we will need to attract additional managerial employees which we might not be able to do.

All of our officers and directors are currently located in Greece and the U.K. We have no employees based in the U.S. to oversee operations except for our directors, Eleftherios Papageorgiou and Theodoros Theocharis, acting as External Advisor who are part-time in the U.S. In order to grow and implement our business plan, we would need to add managerial talent in sales to support our business plan. There is no guarantee that we will be successful in adding such managerial talent.

Should we not be able to find capable management, our financial condition will be negatively impacted.

Our future depends on finding management that can maintain U.S. operations including creation of said operations. The services are critical to the management of our business and operations in the U.S. We must find competent and experienced personnel; our operational goals and strategies may be adversely affected, which will negatively affect our potential revenues.

Because our officers and directors are in Greece, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Our officers and directors are located in Greece and operate Entranet Limited in Greece. They will spend approximately five hundred (500) hours each month on our business. Accordingly, the personal interests of our officers and directors may come into conflict with our interests and those of our minority stockholders. Additionally, we may compete for technical resources, personnel, and other things. You should carefully consider these potential conflicts of interest before deciding whether to invest in shares of our common stock. We have not yet adopted a policy for resolving such conflicts of interests.

You may have difficulty in enforcing any judgment against our officers and directors, as they are residents of Greece and not of the U.S., and are located outside the U.S.

Our officers and directors, Eleftherios Papageorgiou, Nikolaos Stratigakis, Alexandros Psychogios, Eleftherios Kontos, and Theodoros Theocharis, are all residents of Greece and not of the U.S., and are located outside the U.S. Theodoros Theocharis is a citizen of the United States. As a result, it could be difficult for investors to effect service of process of the above in the U.S., or to enforce a judgment against the above obtained in the U.S.

We will incur additional costs and management time related expenses pertaining to SEC reporting obligations and SEC compliance matter and our management has no experience in such matters.

Our officers and directors, Eleftherios Papageorgiou and Nikolaos Stratigakis, and directors Alexandros Psychogios, Eleftherios Kontos, and Theodoros Theocharis, are responsible for managing us, including compliance with SEC reporting obligations and maintaining disclosure controls and procedures and internal control over financial reporting. These public reporting requirements and controls are new to the above and at times will require us to obtain outside assistance from legal, accounting, or other professionals that will increase our costs of doing business. Should we fail to comply with SEC reporting and internal controls and procedures, we may be subject to securities law violations that may result in additional compliance costs or costs associated with SEC judgments or fines, both of which will increase our costs and negatively affect our potential profitability and our ability to conduct our business.

Because we do not have an audit or compensation committee, shareholders will have to rely on our board of directors who is not independent to perform these functions.

We do not have an audit or compensation committee or board of directors as a whole that is composed of independent directors. These functions are performed by our officers and directors, Eleftherios Papageorgiou, Nikolaos Stratigakis, and directors, Alexandros Psychogios, Eleftherios Kontos, and Theodoros Theocharis. Because our directors are not independent, there is a potential conflict between their and/or our interests and our shareholders’ interests since the above will participate in discussions concerning management compensation and audit issues that may be affect management decisions. Until we have an audit committee or independent directors, there may be less oversight of management decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

Because we lack certain internal controls over financial reporting in that we do not have an audit committee and our Board of Directors has no technical knowledge of U.S. GAAP and internal control of financial reporting and relies upon the Company's financial personnel to advise the Board on such matters, we are subject to increased risk related to financial statement disclosures.

We lack certain internal controls over financial reporting in that we do not have an audit committee and our Board of Directors has no technical knowledge of U.S. GAAP and internal control of financial reporting and relies upon the Company's financial personnel to advise the Board on such matters. Accordingly, we are subject to increased risk related to financial statement disclosures.

Risks Related to the Market for Our Common Stock

Our management has voting control over all matters submitted to a vote of our common stockholders, which will prevent our minority shareholders from having the ability to control any of our corporate actions.

As of the date of this prospectus, we had 29,324,052 shares of common stock outstanding, each entitled to one vote per common share. Mr. Eleftherios Papageorgiou, our CEO and director, holds 15,300,000 common shares. The shares held by Mr. Papageorgiou represent approximately 52.17% of our outstanding common shares. Additionally, Mr. Nikolaos Stratigakis, our Vice President and director, holds 7,400,000 common shares; Mr. Alexandros Psychogios, our director holds 2,900,000 common shares; Mr. Theodoros Theocharis, our director, holds 1,100,000 common shares; and Mr. Eleftherios Kontos, our director, holds 1,100,000 common shares, which entitles each individual listed above to one vote per share on all matters submitted to our common stockholders. As a result, our management collectively holds 94.80% of the total votes eligible to vote on matters submitted to our common stockholders. As a result, our management has the ability to determine the outcome of all matters submitted to our stockholders for approval, including the election of directors. Our management of our voting securities may make it impossible to complete some corporate transactions without his support and may prevent a change in our control. In addition, this ownership could discourage the acquisition of our common stock by potential investors and could have an anti-takeover effect, possibly depressing the trading price of our common stock.

We may, in the future, issue additional securities, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize us to issue 490,000,000 shares of common stock and 10,000,000 shares of blank check preferred stock. As of the date of this prospectus, we had 29,324,052 shares of common stock and no preferred shares outstanding. Accordingly, we may issue up to an additional 460,675,948 shares of common stock and 10,000,000 shares of blank check preferred stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis including for services or acquisitions or other corporate actions that may have the effect of diluting the value of the shares held by our stockholders, and might have an adverse effect on any trading market for our common stock. Our board of directors may designate the rights, terms and preferences of our authorized but unissued preferred shares at its discretion including conversion and voting preferences without notice to our shareholders.

We are an "emerging growth company," and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five (5) years, although we could lose that status sooner if our revenues exceed one billion dollars ($1,000,000,000), if we issue more than one billion dollars ($1,000,000,000), in non-convertible debt in a three year period, or if the market value of our common stock held by non-affiliates exceeds one hundred-million dollars ($100,000,000) as of any April 30 before that time, in which case we would no longer be an emerging growth company as of the following April 30. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Our common stock is not currently quoted or listed and may never be quoted or listed by the OTC Markets or any other listing or quotation service and if listed, no market may ever develop for our common stock, or if developed, may not be sustained in the future. Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws.

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future. The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there might be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the shares available for trading on the OTC Markets, investors should consider any secondary market for our common shares to be a limited one. We intend to seek coverage and publication of information regarding the company in an accepted publication, which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

Accordingly, our common shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. We anticipate that our common stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our common shares and may affect the ability of purchasers to sell any of our common shares in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Sales of our common stock under Rule 144 could reduce the price of our stock.

None of our outstanding common shares are currently eligible for resale under Rule 144. In general, persons holding restricted securities in a Securities & Exchange Commission reporting company, including affiliates, must hold their shares for a period of at least six (6) months, may not sell more than one percent (1%) of the total issued and outstanding shares in any ninety (90) day period, and must resell the shares in an unsolicited brokerage transaction at the market price. If substantial amounts of our common stock become available for resale under Rule 144, prevailing market prices for our common stock will be reduced.

If in the future we are not required to continue filing reports under Section 15(d) of the Securities Exchange Act of 1934, for example because we have less than three hundred shareholders of record at the end of the first fiscal year in which this registration statement is declared effective, and we do not file a Registration Statement on Form 8-A upon the occurrence of such an event, our common shares can no longer be quoted on the OTC Quotation Board, which could reduce the value of your investment.

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission as required under Section 15(d). However, if in the future we are not required to continue filing reports under Section 15(d), for example because we have less than three hundred shareholders of record at the end of the first fiscal year in which this registration statement is declared effective, and we do not file a Registration Statement on Form 8-A upon the occurrence of such an event, our common stock can no longer be quoted on the OTC Markets, which could reduce the value of your investment. Of course, there is no guarantee that we will be able to meet the requirements to be able to cease filing reports under

Section 15(d), in which case we will continue filing those reports in the years after the fiscal year in which this registration statement is declared effective. Filing a registration statement on Form 8-A will require us to continue to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and ten percent (10%) stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. Thus the filing of a Form 8-A in such event makes our common shares continued to be able to be quoted on the OTC Markets.

There is no assurance of a public market or that our common stock will ever trade on a recognized stock exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our common stock. Our shares have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Our payment of any future dividends will be at the sole discretion of our Board of Directors after considering whether we have generated sufficient revenues, our financial condition, operating results, cash needs, growth plans and other factors. Accordingly, investors that are seeking cash dividends should not purchase our common stock.

As an issuer of “penny stock” the protection provided by the federal securities laws relating to forward looking statements does not apply to us.

Although the federal securities law provides a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, if we are a penny stock we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

Special Information Regarding Forward Looking Statements

Some of the statements in this prospectus are “forward-looking statements.” These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under “Risk Factors.” The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments. However, the Private Securities Litigation Reform Act of 1995 is not available to us as a non-reporting issuer. Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering.

USE OF PROCEEDS

Not applicable. We will not receive any proceeds from the sale of shares offered by the selling shareholders.

DETERMINATION OF OFFERING PRICE

Our management has determined the offering price for the selling shareholders' shares. The price of the shares we are offering were arbitrarily determined. We have no agreement, written or oral, with our selling shareholders about this price. Based upon oral conversations with our selling shareholders, we believe that none of our selling shareholders disagree with this price. The offering price bears no relationship whatsoever to our assets, earning, book value or other criteria of value. The factors considered were:

▪	Our lack of any revenue in the United States;
▪	Our growth potential; and
▪	The price we believe a purchaser is willing to pay for our stock

The offering price does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. Prior to this offering, there has been no market for our securities.

DILUTION

Not applicable. We are not offering any shares in this registration statement. All shares are being registered on behalf of our selling shareholders.

SELLING STOCKHOLDERS

The selling security holders named below are selling the securities. The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling security holders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling security holders upon termination of this offering.

We believe that the selling security holders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities by the selling security holders. None of our selling security holders is or is affiliated with a broker-dealer. All selling security holders may be deemed underwriters. The percentages below are based upon 29,324,052 common shares outstanding.

Our selling shareholders hold an aggregate of 1,524,052 common shares as reflected in the chart below from our inception on May 8, 2014 to present, we sold 1,219,052 common shares to thirty-four (34) persons for an aggregate cash consideration of $77,570, and issued 225,000 common shares for services to the two (2) selling shareholders. We are registering 1,219,052 common shares sold for cash consideration and 225,000 common shares issued for services. We are not registering common shares held directly or indirectly by our officers or directors and 80,000 shares held by Ioannis Demelis and Christina Lykopoulou, who are employees of Entranet Ltd in Greece and are not registering 40,000 shares each.

We relied on Section 4(2) of the Securities Act of 1933, as amended for the offer and sale of the securities in the chart below. We believe that Section 4(2) was available because:

▪	Each investor had a pre-existing relationship with one or more of: (i) our chief executive officer, president and director, Mr. Eleftherios Papageorgiou, (ii) our director, Mr. Eleftherios Kontos, (iii) our director, Mr. Alexandros Psychogios, (iv) our vice president and director, Mr. Nikolaos Stratigakis, and (v) our director, Mr. Theodoros Theocharis, at the time of the offer and sale.
▪	None of these issuances involved underwriters, underwriting discounts or commissions.
▪	Restrictive legends were and will be placed on all certificates issued as described above.
▪	The offer and sale of the securities did not involve general solicitation or advertising.
▪	The distributions were made only to investors who were sophisticated enough to evaluate the risks of the investment.

In connection with the foregoing transactions, we provided the following to all investors:

▪	Access to all of our books and records.
▪	Access to all material contracts and documents relating to our operations.
▪	The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

			Remaining			Material
			# Shares if			Transaction
			All			with Selling
	Total # of	# of	Registered			Shareholder
	Shares	Shares	Are Sold	% Before	% After	in past 3
Name of Shareholder	Owned	Registered	[1]	Offering	Offering [2]	years
Constantinos Zavos	41,500	41,500	0	<1%	0%
Amalia Dimitriadou	20,000	20,000	0	<1%	0%
Athanasios Dimakopoulos	17,187	17,187	0	<1%	0%
Hrisovalantis Karaiskos	45,468	45,468	0	<1%	0%
Ioannis Zafeiriou	46,283	46,283	0	<1%	0%
Prodromos Nikolaidis	13,480	13,480	0	<1%	0%
Theodoros Lazoglou	9,000	9,000	0	<1%	0%
Georgios Galanis	7,000	7,000	0	<1%	0%
Anastasia Ftika	10,000	10,000	0	<1%	0%
Ioannis Demelis	50,000	10,000	40,000	<1%	<1%	Entranet Ltd in Greece employee
Christina Lykopoulou	50,000	10,000	40,000	<1%	<1%	Entranet Ltd in Greece employee
Efthimios Dikmanis	10,000	10,000	0	<1%	0%
Dimitris Daimoglou	10,000	10,000	0	<1%	0%
Athanasios Gravalos	30,000	30,000	0	<1%	0%
Eleni Aslanidou	40,000	40,000	0	<1%	0%
Alexandros Kelektsoglou	40,000	40,000	0	<1%	0%
Paschalis Papadopoulos	35,000	35,000	0	<1%	0%
Georgios Tahtalidis	20,000	20,000	0	<1%	0%
Sofia Boukouvala	50,000	50,000	0	<1%	0%
Vasileios Michalakakos	50,000	50,000	0	<1%	0%
Dimitris Kountouratzis [2]	113,000	113,000	0	<1%	0%
Vaios Kontos [3]	100,000	100,000	0	<1%	0%
Olga Skrimpa [4]	80,000	80,000	0	<1%	0%
Serafeim Karelis	10,000	10,000	0	<1%	0%
Chaim Antzel	11,000	11,000	0	<1%	0%
Aaron Fellous	26,300	26,300	0	<1%	0%
Symeon Magrizos	22,000	22,000	0	<1%	0%
Chrysostomos Chatzistavrou	8,500	8,500	0	<1%	0%
Arthur Zagoronykov	33,334	33,334	0	<1%	0%
Dimitrios Chelidonis	10,417	10,417	0	<1%	0%
Athanasios Kalais	25,000	25,000	0	<1%	0%
Giuseppina Mazzoleni	250,000	250,000	0	<1%	0%
Andreas Zisopoulos	10,417	10,417	0	<1%	0%
Agamemnon Papadimitriou	4,166	4,166	0	<1%	0%
Feinstein Law, P.A. [6]	150,000	150,000	0	<1%	0%	Attorney
Jonathan C. Dunsmoor [7]	75,000	75,000	0	<1%	0%	Attorney

Totals:	1,524,052	1,444,052	80,000	5.19%	<1%

[1]	Assuming that all 1,444,052 shares being registered are sold.
[2]	Based upon 29,324,052 common shares outstanding.

The following family relationships constituting joint beneficial ownership exist between our Selling Shareholders:

[3]	Dimitris Kountouratzis is the husband of, our director, Alexandros Psychogios' sister, whom are husband and wife, have joint beneficial ownership. Mr. Kountouratzis owns 113,000 shares.
[4]	Vaios Kontos is the brother of Eleftherios Kontos, our director. Mr. Vaios Kontos owns 100,000 shares.
[5]	Olga Skrimpa and Eleftherios Kontos, our director, whom are husband and wife, have joint beneficial ownership. Mrs. Skrimpa owns 80,000 shares and Mr. Kontos owns 1,100,000 shares, together they are both deemed to be the owner of the aggregate of 1,180,000 shares.
[6]	On May 8, 2014 and January 9, 2015, we issued 100,000 and 50,000 shares to Feinstein Law, P.A. for services rendered, respectively. We valued these shares at $0.60 per share or an aggregate fair value of $60,000 and $30,000, respectively. Feinstein Law, P.A. is a Florida professional association controlled by Todd Feinstein.
[7]	On August 11, 2014 and January 9, 2015, we issued 25,000 and 50,000 common shares to Jonathan C. Dunsmoor for legal services rendered, respectively. Jonathan C. Dunsmoor is of counsel to Feinstein Law, P.A. We valued these shares at $0.60 per share or $15,000 and $30,000, respectively.

All shares vested immediately and common shares were issued bearing a restrictive legend.

No persons acquiring the shares covered by this registration statement had any rights attached to the shares purchased by the selling shareholders, including rights such as registration rights.

Holders of Record

We have forty-one (41) shareholders of record; including officers and directors of the Company.

Offers and Sales of Securities

Name	Price	Total	Number of	Payment	How	Offer	Sale
	Paid	Amount	Shares	Method	Shareholder	Date	Date
	Per	Paid	Purchased		Known
	Per Share				to Company
Constantinos Zavos	0.6	$24,900	41,500	Wire to escrow	Pre-existing relationship with Eleftherios Kontos	7/1/2014	7/1/2014
Amalia Dimitriadou	0.6	$11,975	20,000	Wire to escrow	Pre-existing relationship with Eleftherios Papageorgiou	6/18/2014	6/18/2014
Athanasios Dimakopoulos	0.0001	$1.79	17,187	Cash	Pre-existing relationship with Eleftherios Kontos	8/27/2014	8/27/2014

Hrisovalantis Karaiskos	0.132	$6,000	45,468	Cash deposit to Bank of America account	Pre-existing relationship with Eleftherios Kontos	8/28/2014	8/28/2014
Ioannis Zafeiriou	0.0001	$4.63	46,283	Cash	Pre-existing relationship with Eleftherios Kontos	8/28/2014	8/28/2014
Prodromos Nikolaidis	0.0001	$1.35	13,480	Cash	Pre-existing relationship with Eleftherios Kontos	8/2/2014	8/2/2014
Theodoros Lazoglou	0.6	$5,400	9,000	Wire to escrow	Pre-existing relationship with Eleftherios Papageorgiou	7/7/2014	7/7/2014
Georgios Galanis	0.6	$4,200	7,000	Wire to escrow	Pre-existing relationship with Eleftherios Papageorgiou	7/7/2014	7/7/2014
Anastasia Ftika	0.6	$6,000	10,000	Wire to escrow	Pre-existing relationship with Eleftherios Papageorgiou	7/25/2014	7/25/2014
Ioannis Demelis	0.001	$50.00	50,000	Cash	Pre-existing relationship with Eleftherios Papageorgiou	7/25/2014	7/25/2014
Christina Lykopoulou	0.001	$50.00	50,000	Cash	Pre-existing relationship with Eleftherios Papageorgiou	7/25/2014	7/25/2014
Efthimios Dikmanis	0.001	$10.00	10,000	Cash	Pre-existing relationship with Eleftherios Papageorgiou	7/25/2014	7/25/2014
Dimitris Daimoglou	0.001	$10.00	10,000	Cash	Pre-existing relationship with Eleftherios Papageorgiou	7/28/2014	7/28/2014
Athanasios Gravalos	0.0001	$3.00	30,000	Cash	Pre-existing relationship with Eleftherios Papageorgiou	7/30/2014	7/30/2014

Eleni Aslanidou	0.0001	$4.00	40,000	Cash	Pre-existing relationship with Eleftherios Papageorgiou	7/30/2014	7/30/2014
Alexandros Kelektsoglou	0.0001	$4.00	40,000	Cash	Pre-existing relationship with Eleftherios Papageorgiou	8/27/2014	8/27/2014
Paschalis Papadopoulos	0.0001	$3.50	35,000	Cash	Pre-existing relationship with Eleftherios Papageorgiou	8/28/2014	8/28/2014
Georgios Tahtalidis	0.0001	$2.00	20,000	Cash	Pre-existing relationship with Eleftherios Papageorgiou	8/27/2014	8/27/2014
Sofia Boukouvala	0.0001	$5.00	50,000	Cash	Pre-existing relationship with Nikolaos Stratigakis	8/27/2014	8/27/2014
Vasileios Michalakakos	0.0001	$5.00	50,000	Cash	Pre-existing relationship with Nikolaos Stratigakis	8/27/2014	8/27/2014
Dimitris Kountouratzis	0.0001	$11.30	113,000	Cash	Pre-existing relationship with Alexandros Psychogios	8/24/2014	8/24/2014
Vaios Kontos	0.0001	$10.00	100,000	Cash	Pre-existing relationship with Eleftherios Kontos	8/28/2014	8/28/2014
Olga Skrimpa	0.0001	$8.00	80,000	Cash	Pre-existing relationship with Eleftherios Kontos	8/28/2014	8/28/2014
Serafeim Karelis	0.0001	$1.00	10,000	Cash	Pre-existing relationship with Eleftherios Papageorgiou	8/28/2014	8/28/2014
Chaim Antzel	0.0001	$1.10	11,000	Cash	Pre-existing relationship with Eleftherios Kontos	9/12/2014	9/12/2014

Aaron Fellous	0.0001	$2.63	26,300	Cash	Pre-existing relationship with Eleftherios Kontos	9/3/2014	9/3/2014
Symeon Magrizos	0.0001	$2.20	22,000	Cash	Pre-existing relationship with Eleftherios Kontos	9/3/2014	9/3/2014
Chrysostomos Chatzistavrou	$0.60	$5,100	8,500	Wire to escrow	Pre-existing relationship with Eleftherios Papageorgiou	9/22/2014	9/22/2014
Arthur Zagoronykov	$0.00	$3.33	33,334	Cash	Pre-existing relationship with Eleftherios Papageorgiou	9/12/2014	9/12/2014
Dimitrios Chelidonis	$0.30	$3,125	10,417	Cash Receivable	Pre-existing relationship with Eleftherios Kontos	12/17/2014	12/17/2014
Athanasios Kalalis	$0.30	$7,500	25,000	Cash Receivable	Pre-existing relationship with Eleftherios Kontos	12/17/2014	12/17/2014
Giuseppina Mazzoleni	$0.00	$25.00	250,000	Cash	Pre-existing relationship with Theodoros Theocharis	12/15/2014	12/15/2014
Andreas Zisopoulos	$0.30	$3,125	10,417	Cash Receivable	Pre-existing relationship with Eleftherios Kontos	12/17/2014	12/17/2014
Agamemnon Papadimitriou	$0.30	$1,250	4,166	Cash Receivable	Pre-existing relationship with Eleftherios Kontos	1/7/2015	1/7/2015
Todd Feinstein, P.A.	Services	Services	100,000; 50,000	Services	Pre-existing relationship with Theodoros Theocharis	5/8/2014; 1/9/2015	5/8/2014; 1/9/2015
Jonathan C. Dunsmoor	Services	Services	25,000; 50,000	Services	Pre-existing relationship with Theodoros Theocharis	8/11/2014; 1/9/2015	8/11/2014; 1/9/2015

Our selling shareholders hold an aggregate of 1,524,052 common shares as reflected in the chart below from our inception on May 8, 2014 to present, we sold 1,219,052 common shares to thirty-four (34) persons for an aggregate cash consideration of $77,570, and issued 225,000 common shares for services to the two (2) selling shareholders. We are registering 1,219,052 common shares sold for cash consideration and 225,000 common shares issued for services. We are not registering common shares held directly or indirectly by our officers or directors and 80,000 shares held by Ioannis Demelis and Christina Lykopoulou, who are employees of Entranet Ltd in Greece and are not registering 40,000 shares each.

We relied on Section 4(2) of the Securities Act of 1933, as amended for the offer and sale of the securities in the chart above. We believe that Section 4(2) was available because:

▪	Each investor had a pre-existing relationship with one or more of: (i) our chief executive officer, president and director, Mr. Eleftherios Papageorgiou, (ii) our director, Mr. Eleftherios Kontos, (iii) our director, Mr. Alexandros Psychogios, (iv) our vice president and director, and Mr. Nikolaos Stratigakis, and (v) our director, Mr. Theodoros Theocharis, at the time of the offer and sale.
▪	None of these issuances involved underwriters, underwriting discounts or commissions.
▪	Restrictive legends were and will be placed on all certificates issued as described above.
▪	The offer and sale of the securities did not involve general solicitation or advertising.
▪	The distributions were made only to investors who were sophisticated enough to evaluate the risks of the investment.

In connection with the foregoing transactions, we provided the following to all investors:

▪	Access to all of our books and records.
▪	Access to all material contracts and documents relating to our operations.
▪	The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business.

Blue Sky

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the shares available for trading on the OTC QB, investors should consider any secondary market for the Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the Company in an accepted publication which permits a "manual exemption”. This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

PLAN OF DISTRIBUTION

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future. Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

Selling shareholders are offering up to 1,444,052 shares of common stock. The selling shareholders will offer their shares at up to $0.60 per share until our shares are quoted on the OTC Markets and thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders. There is no guarantee that our stock will ever be quoted on the OTC Markets.

The securities offered by this prospectus will be sold by the selling shareholders. Selling shareholders in this offering may be considered underwriters. We are not aware of any underwriting arrangements that have been entered into by the selling shareholders. The distribution of the securities by the selling shareholders may be effected in one or more transactions that may take place in the over-the-counter market, including broker's transactions or privately negotiated transactions.

The selling shareholders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, margin accounts or loan transactions. Upon default by such selling shareholders, the pledge in such loan transaction would have the same rights of sale as the selling shareholders under this prospectus. The selling shareholders may also enter into exchange traded listed option transactions, which require the delivery of the securities listed under this prospectus. After our securities are qualified for quotation on the over the counter market, the selling shareholders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling shareholders under this prospectus.

In addition to the above, each of the selling shareholders will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling shareholders or any such other person. We have instructed our selling shareholders that they may not purchase any of our securities while they are selling shares under this registration statement.

Upon this registration statement being declared effective, the selling shareholders may offer and sell their shares from time to time until all of the shares registered are sold; however, this offering may not extend beyond two (2) years from the initial effective date of this registration statement.

There can be no assurances that the selling shareholders will sell any or all of the securities. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

All of the foregoing may affect the marketability of our securities. Pursuant to oral promises we made to the selling shareholders, we will pay all the fees and expenses incident to the registration of the securities.

Should any substantial change occur regarding the status or other matters concerning the selling shareholders or us, we will file a post-effective amendment to this registration statement disclosing such matters.

OTC Markets Considerations

To be quoted on the OTC Markets, a market maker must file an application on our behalf in order to make a market for our common stock. We anticipate that after this registration statement is declared effective, market makers will enter “piggyback” quotes and our securities will thereafter trade on the OTC Markets.

The OTC Bulletin Board is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTC Markets. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Markets.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Market has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate listing on the OTC Market will increase liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Market rather than on NASDAQ. Investors’ orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTC securities. Investors do not have direct access to the service. For OTC securities, there only has to be one market maker.

Because OTC stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

There is no guarantee that our stock will ever be quoted on the OTC Markets.

LEGAL PROCEEDINGS

We are not aware of any pending or threatened legal proceedings in which we are involved.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The board of directors elects our executive officers annually. A majority vote of the directors who are in office are required to fill vacancies. Each director shall be elected for three (3) years and until his or her successor is elected and qualified, or until his earlier resignation or removal. Our directors and executive officers are as follows:

NAME	AGE	POSITION

Eleftherios Papageorgiou	41	Chief Executive Officer and Director

Nikolaos Stratigakis	35	Vice President & Director

Alexandros Psychogios	41	Director

Eleftherios Kontos	38	Director

Theodoros Theocharis	49	Director

Eleftherios Papageorgiou, Nikolaos Stratigakis are our chief executive officer and vice president, respectively. Eleftherios Papageorgiou, Nikolaos Stratigakis Alexandros Psychogios, Eleftherios Kontos, and Theodoros Theocharis became our directors on May 8, 2014.

Eleftherios Papageorgiou, Chief Executive Officer

▪	From January 2001 to December 2012, Eleftherios Papageorgiou was the Managing Director of Undercon, Ltd., a company located in Greece where he completed renovations of houses and offices at the Prefecture of Central Macedonia.

▪	From September 2009 to present, Mr. Papageorgiou is the Managing Director of Entranet, Ltd., in Greece, where his duties include the management of the company that does research and development on devices that use speech recognition.

▪	From May 2005 to December 2012, Mr. Papageorgiou was the Managing Director of Nexus Constructions, Ltd., where his duties included the project management of three (3) construction sites.

▪	From September 2001 to March 2007, Mr. Papageorgiou studied at Aristotle University at the civil engineering department. He received both, a Bachelor of Science and a Master of Science in civil engineer in March 2007.

▪	As a director, Mr. Papageorgiou's experience in creation, operations, management, and familiarity with Entranet Limited’s products and business qualifies him to be the chief executive officer and a director.

▪	Mr. Papageorgiou dedicates approximately two hundred (200) hours per month to our business.

▪	Mr. Papageorgiou's responsibilities for us include overseeing all aspects of our operations and management. Mr. Papageorgiou is a resident and citizen of Greece and not of the U.S., and is located outside the U.S.

Nikolaos Stratigakis, Vice President and Director

▪  From April 2007 to December 2009, Nikolaos Stratigakis was a Senior Software Developer at MLS Multimedia Greece.  During this period he has designed and produced voice recognition products mainly for the navigation industry.

▪  From September 2009 to date, he is the research and development manager of Entranet, Ltd., where his duties include the management of the research and development team for the production of devices that use speech recognition.

▪  From September 2001 to March 2006, Mr. Stratigakis studied at University of Manchester Institute of Technology ("UMIST") and received a Master's of Philosophy in April 2006. From September 1998 to May 2001 he studied at Warwick University ("UK") and received his Bachelor of Science in Electronic Engineering in June 2001.

▪  As a vice president and director, Mr. Stratigakis's experience in electronic engineering, information technology, and familiarity with Entranet Limited's products and business qualifies him to be our vice president and a director.

▪  Mr. Stratigakis dedicates approximately one hundred fifty (150) hours per month to our business.

▪  Mr. Stratigakis' responsibilities for us include overseeing all aspects of our research and development and various operations related to his position as vice president including but not limited to operational and managerial roles. Mr. Stratigakis is a resident of the Greece and not of the U.S., and is located outside the U.S.

Alexandros Psychogios, Director

▪  From September 2009 to date, Dr. Alexandros Psychogios is responsible for communications and marketing strategy of Entranet Ltd. in Greece. His duties include the development of marketing plans of the company as well as the communication processes with prospective clients and consumers.

▪  From August 2013 to date, Dr. Psychogios is an Associate Professor at Hull University Business School in the United Kingdom.

▪  From September 2004 to July 2013 Dr. Psychogios was a Senior Lecturer at the University of Sheffield and International Faculty of City College in Greece.

▪  Dr. Psychogios holds a Bachelor of Science in Political Science and Public Administration, and Master of Science in Public Policy and Public Finance from the University of Athens, Master's in Services Management from the University of York, U.K, and a Ph.D. in Business Administration from University of Warwick, U.K.

▪  As a director, Dr. Psychogios' experience in human resources management and familiarity with Entranet Limited's products and business qualifies him to be a director.

▪  Dr. Psychogios dedicates approximately fifty (50) hours per month to our business.

▪  Dr. Psychogios' responsibilities include overseeing all aspects of our operations and performance relations. Dr. Psychogios is a citizen and resident of Greece and not of the U.S., and is located outside the U.S.

Eleftherios Kontos, Director

▪	From 2009 to 2013 Mr. Kontos sold and managed real estate in Greece for Pelion Exclusive and created an apparel distribution network for Mr. Kontos.

▪	As a director, Mr. Kontos' experience in project management and familiarity with Entranet Limited's products and business qualifies him to be a director.

▪	Mr. Kontos dedicates approximately fifty (50) hours per month to our business.

▪	Mr. Kontos' responsibilities include advising on financial and operational matters. Mr. Kontos is a resident of the Greece and not of the U.S., and is located outside the U.S.

Theodoros Theocharis, Director

▪  Mr. Theocharis is an international business consultant.

▪  Mr. Theocharis has served on the following in Greece on: the Board of Directors of the Civil Servants Auxiliary Pension Fund, the Agricultural Bank Technical Services SA, and the ΤΤ Hellenic Postbank where he was also a member of its Investment Committee. From June 2008 to June 2010, Mr. Theocharis founded and was CEO and Chairman of Chios Fruits SA in Greece, a vertically integrated agro-industrial concern. In April 2013, Mr. Theocharis co-founded in Spain, Mitra Sol Technologies SL, a company developing technologies in the food and cosmetic industries.

▪  Mr. Theocharis studied at the University of Michigan where he received his Master's in Business Administration in 1989.

▪  As a director, Mr. Theocharis’ experience in finance, international business, and familiarity with Entranet Limited’s products and business qualifies him to be a director.

▪  Mr. Theocharis dedicates approximately fifty (50) hours per month to our business.

▪  Mr. Theocharis’ responsibilities include advising on all aspects of our financial, operational and managerial matters. Mr. Theocharis is a U.S. citizen, a resident of Greece, and is located outside the U.S.

Family Relationships

Director Alexandros Psychogios is married to Maria Stratigakis, the sister of Nikolaos Stratigakis, a shareholder and director.

Dimitris Kountouratzis, a shareholder is married to our director, Alexandros Psychogios' sister.

Vaios Kontos is the brother of Eleftherios Kontos, our director.

Olga Skrimpa is the wife to Eleftherios Kontos, our director.

Other than the above listed relationships, there are no other family relationships between our officers and directors and any of our shareholders.

Legal Proceedings

We are not aware of any pending or threatened legal proceedings in which the aforementioned individuals are involved.

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten (10) years in any of the following:

▪	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
▪	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
▪	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;
▪	Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
▪	Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity;
▪	Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity; and/or
▪	Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

Corporate Governance

Our officers and directors, Eleftherios Papageorgiou, Nikolaos Stratigakis, Alexandros Psychogios, Eleftherios Kontos, and Theodoros Theocharis are not “independent” as the term is used in Item 7(d) (3) (iv) (B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a) (15) of the NASDAQ Marketplace Rules because they are employed by the company.

We do not have any standing audit, nominating and compensation committees of the board of directors, or committees performing similar functions. We do not currently have a Code of Ethics applicable to our principal executive, financial or accounting officer. All Board actions have been taken by Written Action rather than formal meetings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than five percent (5%) of our outstanding common stock, our directors, and our executive officers as a group.  To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.  There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within sixty (60) days through the conversion or exercise of any convertible security, warrant, option or other right. More than one (1) person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days, by the sum of the number of shares outstanding as of such date. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.

Title of Class	Name/Position	Beneficial Ownership (7)	Direct Ownership	Percentage Of Class
Common (1)	Eleftherios Papageorgiou (2)	15,300,000	15,300,000	52.17%
Common	Nikolaos Stratigakis (3)	7,400,000	7,400,000	25.23%
Common	Alexandros Psychogios (4)	2,900,000	2,900,000	9.88%
Common	Eleftherios Kontos (5)	1,100,000	1,100,000	3.75%
Common	Theodoros Theocharis (6)	1,100,000	1,100,000	3.75%
Common	All officers and directors as a Group (1 person)	27,800,000	27,800,000	94.80%

Preferred Shares	N/A	0	0	0
Preferred Shares	All officers and directors as a Group (1 person)	0	0	0

(1)	This table is based upon information derived from our stock records. Applicable percentages are based upon 29,324,052 shares of common stock outstanding as of the date of this prospectus. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.
(2)	On May 8, 2014, we issued 15,300,000 shares of our common stock to Chief Executive Officer and Director Eleftherios Papageorgiou for services rendered. We valued these shares at the price of $0.0001 per share or an aggregate of $1,530.
(3)	On May 8, 2014, we issued 7,400,000 shares of our common stock to Vice President and Director Nikolaos Stratigakis for services rendered. We valued these shares at the price of $0.0001per share or an aggregate of $740.
(4)	On May 8, 2014, we issued 2,900,000 shares of our common stock to Director Alexandros Psychogios for services rendered. We valued these shares at the price of $0.0001 per share or an aggregate of $290.
(5)	On May 8, 2014, we issued 1,100,000 shares of our common stock to Director Eleftherios Kontos for services rendered. We valued these shares at the price of $0.0001 per share or an aggregate of $110.
(6)	On May 8, 2014, we issued 1,100,000 shares of our common stock to Director Theodoros Theocharis for services rendered. We valued these shares at the price of $0.0001 per share or an aggregate of $110.
(7)	The following family relationships constituting joint beneficial ownership exist between our Selling Shareholders:

-	Dimitris Kountouratzis is the husband of, our director, Alexandros Psychogios' sister, whom are husband and wife, have joint beneficial ownership. Mr. Kountouratzis owns 113,000 shares.
-	Vaios Kontos is the brother of Eleftherios Kontos, our director. Mr. Vaios Kontos owns 100,000 shares.
-	Olga Skrimpa and Eleftherios Kontos, our director, whom are husband and wife, have joint beneficial ownership. Mrs. Skrimpa owns 80,000 shares and Mr. Kontos owns 1,100,000 shares, together they are both deemed to be the owner of the aggregate of 1,180,000 shares.

We are authorized to issue 10,000,000 shares of preferred stock with a par value of $0.0001 per share of which no shares are outstanding and designated as Series A Preferred Shares. Our Board of Directors may designate the authorized but unissued shares of the Preferred Stock with such rights and privileges as the Board of Directors may determine without a vote of our stockholders. As such, our Board of Directors may issue 10,000,000 preferred shares and designate the conversion, voting and other rights and preferences without notice to our shareholders and without shareholder approval.

DESCRIPTION OF SECURITIES

The following description is a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws. Our Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 490,000,000 shares of common stock, $0.0001 par value per share. As of the date of this prospectus there are 29,324,052 shares of our common stock issued and outstanding held by forty-one (41) stockholders of record. We are authorized to issue 10,000,000 shares of blank check preferred stock of which zero (0) shares are outstanding.

Each share of our common stock entitles the holder to one (1) vote, either in person or by proxy, at meetings of shareholders. The shareholders are not permitted to vote their shares cumulatively. Accordingly, the holders of more than fifty percent (50%) of the total voting rights on matters presented to our common stockholders can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any such directors. The vote of the holders of a majority of the holders entitled to vote on matters submitted to our common stockholders is sufficient to authorize, affirm, ratify, or consent to such act or action, except as otherwise provided by law.

To date, we have paid no cash dividends on our shares of common stock. Any future disposition of dividends will be at the discretion of our Board of directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors. We have no present plans for future cash or stock dividends. We intend to retain future earnings, if any, to provide funds for operation of our business.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or windup, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control.

All shares of common stock outstanding are validly issued, fully paid, and non-assessable.

Preferred Shares

We are authorized to issue 10,000,000 shares of preferred stock with a par value of $0.0001 per share of which no shares are outstanding and designated as Series A Preferred Shares. Our Board of Directors may designate the authorized but unissued shares of the Preferred Stock with such rights and privileges as the Board of Directors may determine without a vote of our stockholders. As such, our Board of Directors may issue 10,000,000 preferred shares and designate the conversion, voting and other rights and preferences without notice to our shareholders and without shareholder approval.

Florida Anti-Takeover Laws

As a Florida corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Florida law. Pursuant to Section 607.0901 of the Florida Business Corporation Act, or the Florida Act, a publicly held Florida corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless:

▪	the transaction is approved by a majority of disinterested directors before the shareholder becomes an interested shareholder;
▪	the interested shareholder has owned at least eighty percent (80%) of the corporation’s outstanding voting shares for at least five years preceding the announcement date of any such business combination;
▪	the interested shareholder is the beneficial owner of at least ninety percent (90%) of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or
▪	the consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An interested shareholder is defined as a person who, together with affiliates and associates, beneficially owns more than ten percent (10%) of a corporation’s outstanding voting shares. We have not made an election in our amended Articles of Incorporation to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the Florida Act which prohibits the voting of shares in a publicly held Florida corporation that are acquired in a control share acquisition unless (i) our board of directors approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by our board of directors, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to twenty percent (20%) or more of the total voting power in an election of directors.

   INTEREST OF NAMED EXPERTS

The financial statements from inception (May 8, 2014) through December 31, 2014, included in this prospectus have been audited by GBH CPAs, PC, our independent registered public accounting firm, to the extent and for the periods set forth in their report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The legality of the shares offered under this registration statement is being passed upon by Feinstein Law, P.A., Florida professional association controlled by Todd Feinstein, which owns an aggregate of 150,000 shares. Todd Feinstein, principal of Feinstein Law, P.A., owns 150,000 shares of our common stock, of which 150,000 shares are being registered in this offering. Jonathan C. Dunsmoor, of counsel to the law firm, owns 75,000 shares, of which 75,000 shares are being registered in this offering.

 DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Bylaws, subject to the provisions of Florida Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

Organization

Entranet, Inc. (“us”, “we”, “our”, or "the Company") is an emerging growth company, incorporated in the State of Florida on May 8, 2014 to be the exclusive distributor of Entranet, Ltd information technology products to commercial and residential users, specifically for elevator use for talk2lift and residential use for housemate, respectively. Our principal executive office is located at 110 East Broward Blvd, Suite 1700 Fort Lauderdale, Florida 33301. Our telephone number is (940) 238-5350 and our fax number is (561) 287-9100. Our corporate websites are located at www.entranetinc.com and www.talk2lift.com, and are not parts of this prospectus.

Business

Entranet, Inc., through its brand name EntranetTM, is an emerging growth company that is the distributor of the Entranet brand products throughout the territories of the United States and Europe via an exclusive distribution agreement with Entranet, Limited, a Greek company that researches, develops, and manufactures innovative embedded systems for integrated speech recognition technology for residential and commercial use.

Integrated speech recognition technology is the process of controlling compatible, third-party devices by using hardware and software applications that are designed to manipulate the user's environment to the desired conditions whether in an elevator for talk2lift or a home for housemate. With talk2lift, this information technology allows an elevator user to find and select the location of their destination via voice commands and with housemate, an individual or family user(s) is able to control and manipulate various, compatible third-party hardware and software devices such as a home thermostat and entertainment systems by voice activation. Under the distribution agreement, Entranet, Inc. is the exclusive distributor of the Entranet, Limited brands and authorized to sell talk2lift, housemate, and any additional new products and updates of current products throughout the United States and Europe.

Our products are manufactured in the country of Greece and will be delivered by Entranet, Limited in Greece to our customers in the U.S. and Europe.

We intend to target sales of our products to consumers and companies seeking: (i) aftermarket customized add on elevator technology with innovative voice command features; (ii) elderly or handicapped customers that wish to help or aid their life through speech technology and hardware assistance; (iii) to enhance smart home systems and by making smart home technology more widely available to average homeowners. We intend to sell these products through various channels such as contractors, installers, wholesalers, lift manufacturers, retail chains, online and our retail website.

To date, we have not generated revenues from the sale of our products in the U.S.

Our Agreement with Entranet Limited

On June 1, 2014 we entered into an exclusive distribution agreement with Entranet Limited, a company formed under the laws of Greece, to become the sole distributor of their products in the U.S. for a period of ten (10) years. Additionally, on June 30, 2014 we entered into an addendum agreement with Entranet Limited to become the exclusive distributor of their products in Europe for a period of ten (10) years from the date of June 1, 2014.

Under the terms of the agreement with Entranet Limited, we have an excerpt of significant provisions, unaltered from the original agreement below. The entirety of this agreement can be read in the Exhibit section of this prospectus. It is highly encouraged that you read all material agreements before deciding to invest in our company.

Article V: Supply Terms

5.1 Distributor agrees that Manufacturer shall be Distributor’s sole supplier of Products and agrees that it will distribute only Products in the United States purchased from Manufacturer.

5.2 Since Manufacturer has made, or is making, distribution arrangements for Product with representatives in other countries, Distributor agrees that it shall not knowingly allow Product to be distributed for use in countries outside of the United States without prior approval from Manufacturer.

5.3 All orders submitted by Distributor to Manufacturer are subject to acceptance by Manufacturer, to government regulations, and to allocations that may be necessary due to production capacity restrictions.

5.4 To assure a constant supply of the Product, Distributor shall stock a sufficient quantity of the Product to satisfy without delay the demands for it, and Distributor undertakes to keep at all times reasonable prudent stock of the Product for distribution in the United States. Manufacturer shall supply and ship to Distributor as quickly as possible and always within ninety (90) days of receiving its purchase order with the amount of Product specified therein.

5.5 Distributor shall at all times remain in close contact with those entities of the Public Sector that purchase through public bidding and with those of their officers whose responsibilities have a bearing on these purchases; assure that it is immediately advised whenever a tender for Entranet products are being solicited.

5.6 Distributor shall clear the Products from the airport or other port of entry at its own expense within fifteen (15) days after their arrival in the United States. Distributor shall be responsible for the clearance of customs of Product and local transport to its facilities.

5.7 Distributor agrees to inspect the Product immediately upon delivery and to give notice by fax or email to the manufacturer within fifteen (15) days of such delivery of any matter of thing by reason whereof it alleges that the Product is not in good condition. If no such notice is served by the Distributor upon the Manufacturer, the Product shall be deemed to be in accordance with this Agreement in all respects and the Distributor shall be deemed to have accepted the Product. If Distributor, having served notice on the Manufacturer, demonstrates that the Product is not in good condition, Manufacturer shall at its option either replace the defective goods with Product complying with this Agreement or refund to the Distributor the price paid for defective Product.

5.8 Distributor agrees to inform Manufacturer in writing three (3) months before the end of each calendar year of its estimated requirements of the Product for the following year.

Article VI: Pricing and Payments

6.1 Prices charged to Distributor will, unless otherwise negotiated, be in accord with the Manufacturer’s prices for Public Sector and Private Sector distribution prevailing at the time of shipment. After the initial order, two (2) months’ notice will be given for any price increase. Manufacturer will endeavour to keep Distributor supplied with current information regarding pricing.

6.2 Distributor guarantees payment of all orders placed or approved by Distributor. Orders must be paid for within (60) days from date of order. All orders must be paid in USD.

Article VII: Packaging

7.1 Distributor shall package the Product under the supervision of its own technicians, in its own factory or in another qualified factory, and shall oversee the process with all necessary care.

7.2 Should Distributor need to have the Product packaged by a third party, said party must first have been approved by the Manufacturer and must commit itself in writing to comply with the articles of this Agreement relevant to the Product.

7.3 Distributor agrees to mark all packaging for Product in accordance with the applicable laws in the United States. Said packaging shall be submitted to Manufacturer for approval before it is made up or printed.

7.4 All packaging costs and expenses shall be borne entirely by the Distributor.

Article VIII: Advertising and Promotion

8.1 Distributor undertakes at its own expense to actively promote the Products in the United States and Europe by the best legal and appropriate means and to retain appropriate sales staff and representatives to assure an effective promotion of the Products. Distributor shall further place, at its own expense, promotional advertisement and marketing materials for the Products.

8.2 Each year by September 30, Distributor shall submit to Manufacturer for approval is marketing and promotional plans. Said plans are to be reviewed jointly by the Distributor and the Manufacturer each six (6) months for the eventual modifications by mutual agreement. Special educational or promotional activities not included in the promotional plan require the approval of the Manufacturer, and the apportionment of their cost, if there be any, will be decided by mutual consent of the parties. In no event shall Distributor spend less than 10% of its net sales each year on marketing of the Product.

8.3 Distributor shall submit to Manufacturer quarterly marketing reports listing the promotional activities carried out during each month of the last period.

Article IX: Reporting

9.1 Distributor will provide to Manufacturer monthly sales reports containing such information regarding sales of Products as Manufacturer shall specify, and including nonbinding, good-faith forecasts of its anticipated requirements and shipping dates for the three (3) month periods following such reports.

Article XII: Term and Termination

Extensions and renewals of this Agreement will be subject to agreement between the parties made at least six (6) months prior to its expiration.

Article XIV: Relationship of Parties

The parties hereto expressly understand and agree that Distributor is an independent contractor in the performance of each and every part of this Agreement and is solely responsible for the actions of all of its employees and agents.

Article XV: Hold Harmless

Distributor shall, in respect of Product distributed by it, indemnify and hold harmless Manufacturer, and its employees and agents against any and all claims that might arise, and liabilities and related fees and expenses that might be incurred, on account of any injury, illness, suffering, disease, or death to any person or unborn offspring of any such person by reason of the distribution, sale, or use of the Product distributed by Distributor.

Article XVII: Prohibition against Assignment

This Agreement is entered into in reliance upon and in consideration of the experience, knowledge, skills, and qualifications of and trust and confidence placed in Distributor by Manufacturer. Therefore, neither Distributor’s interest in this Agreement nor any of its rights or privileges hereunder shall be assigned, transferred, shared, or divided voluntarily or involuntarily, by operation of law or otherwise, in any manner, without the prior written consent of Manufacturer.

Our Products

There are currently several different information and speech recognition technologies being deployed by various companies throughout the world. Our company has chosen to focus on the development of high quality speech recognition information technology that aids in supporting integrated systems for the elevator industry and the developing home automation industry. Our speech recognition information technology products serve as a systematic method of utilizing current hardware devices to make every day living more easy through interactive and speech recognition environment.

Our website will eventually offer four (4) innovative speech recognition information technology products for viewing and purchase. These products include talk2lift, housemate, MyCane, and talk2enter.

Talk2lift

Our flagship product, talk2lift, is an elevator control system that allows users to press our aftermarket button and, through voice commands, locate the floor and operate the elevator using our speech recognition software. The software uses intuitive algorithms that enable it to be constantly adapting to the speech models exercised by the users. Additionally, in cooperation with one of the elevator manufacturers, talk2lift can be customized to continuously collect recordings from the environment, which is sent to a central point, so that the voice recognition models are trained to acquire tolerance to noises. The talk2lift hardware connects to a broadband, Local-Area Network (LAN), and telephone network for the data transfer. This allows the product to be linked to a voice recognition system that can be adjusted at the elevator cabin point of access and allows the voice recognition engine to adjust for different voices thus allowing multiple users with multiple languages to utilize voice commands to direct the elevator to the desired destination.

The main processing function converts the voice commands to the corresponding elevator keystroke without the need to press the button or find the floor with the desired destination. For example, a user could press the talk2lift button and say "doctor office" and be brought to the corresponding floor. The new models can be distributed to all connected systems within a building thus allowing for all the necessary information to be provided to the user via a mobile device.

Features of talk2lift
Supported Languages	English and nineteen (19) other languages
Max active voice commands	Unlimited
Custom Commands	Yes
Speech Recognition success rate	97%
Speech command phrasing	Custom configuration
Configuration	A simple online procedure
Supported Protocols	It connects with all elevators – no matter the protocol

Additional features include:

▪	talk2lift does not need any mechanical maintenance;
▪	can be customizable to fit needs of the client;
▪	is speaker independent; and
▪	be multilingual for up to three (3) languages in one device

Housemate

Our second product, housemate, is a home automation control system that allows users to control various aftermarket integrated devices through voice commands using our speech recognition software. The system can be connected to a network of mobile or landline thus effectively creating a "smart home" where various household appliances or devices can be manipulated via voice commands. The software uses intuitive algorithms that enable it to be constantly adapting to the speech models exercised by the users and can automatically identify all voice commands from different individual voices. Additionally, a custom solution to be developed with a smart home device manufacturer is that the device has the ability to continuously collect recordings from the environment, which can be sent to a central point, so that the voice recognition models are trained to acquire tolerance to noises. The configuration program provides the necessary information to the user to allow for initial integration of various devices around the home. Advancements in the product should allow of communication among numerous connected systems to permit more control by the user.

Most competitor products in the same target market come as standalone, power-plugged, devices and their official documentations expose that their capabilities are limited compared to those of housemate. Our housemate product has a high speech recognition success rates or acceptance rate, which makes it compatibility and automation more effective.

Features of housemate
Supported Languages	English and nineteen (19) other
Number of total devices	Unlimited
Number of in-room devices	Unlimited
Coordination of in-room devices	Master/Slave(Confidence rate)
Max active voice commands	Unlimited
Custom Commands	Yes
Speech Recognition success rate	Up to 97%
Speech command phrasing	Flexible
Configuration	Easy-to-use Desktop App
Supported Protocols	KNX, Zigbee

Additional features include:

▪	housemate will be speaker independent; and
▪	be multilingual for up to three (3) languages in one device

(Artist rendering)

MyCane

Our third product, MyCane, is a preliminary developmental stage voice-controlled "smart" cane for the visually impaired. Inside the cane is a portable voice recognition device that controls the main system of the “smart cane” via voice commands. The speech recognition software in the system uses an intuitive algorithm to constantly train to recognize various speech models of the user and surrounding environmental ambient noise to prevent disruption. The system also contains reliable navigation software capable of reading NAVTEQ and TELEATLAS maps (world coverage), assisted by multiple positioning sensors including GPS, compass, accelerometer, and gyroscope. This allows the software to develop real-time support using user data to improve performance and produce updating of routes. These system combined allow the user to benefit from destination entry via voice recognition (e.g. “Take me to the closest grocery store. “, and "Take me to the closest bus stop.") and turn-by-turn navigation from voice guidance (e.g. “...in 10 m turn left to Broadway Ave.”). MyCane can be connected to a radio network and the system includes camera, biometric sensors and distance sensors in order to monitor the movements of the user and make the identification of obstacles possible. MyCane is at least thirty (30) months away from the market.

Supported Languages	English and nineteen (19) other languages
Max active voice commands	Unlimited
Custom Commands	Yes
Speech Recognition success rate	Up to 97%
Speech command phrasing	Custom configuration
Configuration	Online tool

Additional features include:

▪	MyCane will be able to direct users to points of interest ("POIs");
▪	can provide various information to user;
▪	it will have obstacle detection and recognition;
▪	the user will be able to upload POIs for the MyCane community; and
▪	it will be speaker independent

Talk2enter

Our fourth developmental stage product, talk2enter, is a voice and video intercom system that uses voice commands to operate various functions within the system. The voice recognition device can be attached to the console of an intercom or a video intercom at the door which can notify the occupants of the building (including house, apartment, or office) that they have a visitor at the door. The software has been developed so there does not need to be adjustments for different voices and the device can automatically identify various voice commands from different individual users. As with talk2lift, the voice recognition software uses intuitive algorithms to identify the speech models and patterns of different users. Additionally, like talk2lift, the system can be connected to broadband, LAN, and telephone networks for data transfers. The device screen provides the necessary integration information to the user and users will be able to provide voice commands via cellular or landline phones.

Potential Features of talk2enter
Supported Languages	English and nineteen (19) other languages
Max active voice commands	Unlimited
Custom Commands	Yes
Speech Recognition success rate	Up to 97%
Speech command phrasing	Custom configuration
Configuration	Online tool

Additional features include:

▪	talk2enter will be speaker independent

Payment

All purchases through our retail website will be processed through PayPal, MasterCard, Visa or American Express and wire or (Automated Clearing House) ACH transfer.

Shipping

Customers placing orders on our retail website, pay shipping costs of the item.  Retail orders will be shipped within fifteen (15) days from Entranet, Limited's facility in Greece to the customer using DHL, Federal Express (“FedEx”) or other established freight shipping services. We send the information regarding the purchase through email to the client.

Return and Refund Policy

Currently, we do not provide return rights on merchandise except as covered by our warranty. A written exchange request must be submitted when a customer returns a defective or damaged product. Once the exchange request is accepted or the returned product has been received do we replace the defective or damaged product. Purchasers can apply for refund in full amount of purchased products within thirty (30) days from invoice date. All shipping fees for product exchanges or returns must be paid by purchaser.

Product Liability

Given the nature of our products, especially in claims of misuse or unexpected consequences of elderly clients, we could expect to encounter product liability claims from time to time as a retail supplier. We do not currently have insurance coverage. Even though we do have/will have insurance, if we are made a party of a legal action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Sources and Availability of Raw Materials

Entranet Limited is the only supplier of the products we sell. The raw materials and components used by Entranet Limited to make our products are available from a variety of sources. Entranet Limited's policy has been to identify several sources of supply for each component so that it may switch promptly to the alternative supplier should the need arise. The inability to obtain adequate supplies of raw materials in a timely manner or a material increase in the price of the raw materials used to create the products we sell could have a material adverse effect on our business, financial condition and results of operations.

Backlog of Orders

We do not have a backlog of orders.

Seasonality

We do not believe our business is subject to substantial seasonal fluctuations. We may experience lower sales of parts in difficult economic scenarios but we do not foresee the seasonality of our products to be an issue. Seasonality trends could have a material impact on our financial condition and results of operations in the future but we are not currently aware of the total impact that could result.

Status of any Publicly Announced New Product or Service

We do have a publicly announced new product or service. Our housemate is scheduled to be available during the first quarter of 2015.

Location

On January 5, 2015, we entered into a lease agreement with Regus, plc. commencing on January 5, 2015 through April 30, 2015, for virtual office space located at 110 East Broward Blvd, Suite 1700, Fort Lauderdale, Florida 33301. The monthly base rent is $138.48 and the property is adequate for all of the Company's currently planned activities. If we decide to renew our lease for three (3) additional months cost will remain the same and if we renew for a twelve (12) month period the cost will be $109 per month.

Legal Proceedings

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

Operational Activities

On October 14, 2012, Eleftherios Papageorgiou registered the domain name and talk2lift.com with an internet domain registrar and web hosting company and recorded them as an indefinite-lived intangible asset.

Our operations to date have been devoted primarily to start-up and development activities, which include: (i) founding the company; (ii) developing our business plan; (iii) communicating and presenting the company and its products to clients in the U.S. and Europe; (iv) reaching and signing an agreement with Entranet, Limited to be the exclusive distributor of Entranet products and services in the U.S. and Europe; (vii) creating and developing the branding campaign for the talk2lift and housemate products by creating the websites for the each respective product; (viii) making presentations and demonstrating our talk2lift product and housemate prototype to potential clients; (xi) working on general liability insurance to protect us in case of customer or other claims and developing respective corporate policies estimated completion date: March 2015.

Since our inception on May 8, 2014, we have engaged in the following notable operational activities:

On May 15, 2014, we held our first presentation as Entranet, Inc. with the assistance of the London Chamber of Commerce to corporate executives, installers, and industry consultants including notable participants Shorts Lifts and Kleemann UK.at the Grand Royal Hyde Park Hotel in London, U.K.

On May 24 and 25, 2014, we participated in an elevator exhibition in Izmir, Turkey and presented talk2lift to elevator companies, panel button manufactures, and installers.

On June 1, 2014, we entered into an agreement with Entranet Limited, a company formed under the laws of Greece, to become the exclusive distributor of their products in the United States for a period of ten (10) years.

On June 4, 2014, we participated at Wider 2014 in Civitanova, Italy; an international convention on products for the assisted living market where we presented our products and the benefits of using our speech recognition technology.

On June 18, 2014, we presented talk2lift and housemate at the European Disability Forum, in Brussels, Belgium, where we met with Mobility and Transport Officer and with executives of the Forum and expressed our belief that talk2lift and housemate are examples of what European Public buildings should have as assistance for the visually impaired.

On June 30, 2014 we entered into an addendum agreement with Entranet Limited, a company formed under the laws of Greece, to become the exclusive distributor of their products in Europe.

On July 8 - 10, 2014, we participated at Elevcon 2014 in Paris, France, the 20th International Congress on Vertical Transportation Technologies. During this conference we met with members of the French National Confederation for the visually impaired on policy and on the advantages of talk2lift and housemate.

On July 10, 2014, we created Entranet, Limited in the United Kingdom as a wholly owned subsidiary of Entranet Inc. for the purpose of implementing the Company’s sales plan in Europe.

On August 5, 2014, we registered the domain name entranetinc.com with an internet domain registrar and web hosting company and recorded them as an indefinite-lived intangible asset.

On September 15, 2014, we held a meeting with the governing body of the Greek National Organization for the Blind on EU policy and our technologies to inform the above on the benefits of using talk2lift in an elevator.

From September 29, 2014 to October 7, 2014, we visited the United States and conducted the following meetings with: (i) the President and CEO of American Network Solutions; (ii) the Director/Service Operations of OTIS USA; (iii) the owner of Elevator Motors Company; (iv) the owners of Andrea Electronics; (v) the President of American Capital Ventures and Windmill Communications; and (vi) presented our products to the Hellenic American Bankers Association ("HABA").

From November 16 - 22, 2014, we visited New York and held the following meetings with: (i) the Executive Director of The Hellenic Initiative, a non-profit organization for the advancement of entrepreneurship; (ii) the Senior Vice President of the Red Apple Group; (iii) the Greek Archdioceses of North and South America; (iv) executives at the Huffington Post on marketing, sales promotion and communication matters; (v) investment banks; (vi) a Managing Director at Silicon Valley Bank on working capital lines; (vii) a Senior Managing Director at the Blackstone Group on business development; and (viii) the Managing Director of Skaled.

On December 8, 2014, a United States Patent and Trademark Office ("USPTO") trademark application was filed by Entranet, Inc. (Serial Number 86473539) for protection of the "Entranet" name and our "EN" logo associated with Entranet, Inc.

On January 5, 2015, we entered into a lease agreement with Regus, plc. commencing on January 5, 2015 through April 30, 2015, for virtual office space located at 110 East Broward Blvd, Suite 1700, Fort Lauderdale, Florida 33301. The monthly base rent is $138.48 and the property is adequate for all of the Company's currently planned activities. If we decide to renew our lease for three (3) additional months cost will remain the same and if we renew for a twelve (12) month period the cost will be $109 per month.

We currently depend on Entranet Limited, which we have an exclusive distribution agreement with on a purchase order basis, for the supply of our product to our customers in the U.S. and Europe. Entranet Limited has only verbal agreements on a purchase order basis from the suppliers, but Entranet Limited believes they could easily find alternative suppliers for each of these suppliers even for those suppliers are located a significant distance from Entranet Limited's Greece offices, at no significant increase in price and with no or no significant interruption in our production process.

Entranet Limited has no formal written agreements with any of its suppliers.

Any change in suppliers/manufacturers or problems with Entranet Limited's existing suppliers/manufacturers could disrupt or delay the ability to fulfill orders for our information technology while Entranet Limited's search for alternative supply sources, provide specifications, and test initial production. However, based upon Entranet Limited's knowledge of the industry, they believe they could locate alternative firms without any significant difficulty or increase in prices, even for those suppliers are located a significant distance from Entranet Limited's Greece offices. If Entranet Limited needed to change suppliers/manufacturers and were to occur any significant time delay in locating alternative firms, which we do not currently anticipate, our business prospects, results of operations and financial condition could be materially and adversely affected.

Research and Development

All of our research and development to date has been done by solely by Entranet Limited in Greece. We have no plans to create a research and development department within our business. We will rely on Entranet Limited's Research and Development department to create new products and develop advancements to our current product line. We have not spent and will not spend any amounts on research and development under our current business plan.

Plan of Expanded Operations

Our long-term strategy is to direct sell our information technologies to commercial and residential clients in the U.S. and Europe.

Potential Customers

We believe, based on our own formal and informal research that our products appeal to three distinct markets. Those markets include elevator manufactures and aftermarket elevator purchasers, individuals interested in home automation technologies and individuals who utilize assisted living technologies who want to make their lives easier. We intend to market our products to these markets simultaneously. The following is a general description of these markets we hope to enter.

Elevator Manufacturers and Aftermarket Elevator Purchasers - The elevator manufacturer and aftermarket purchaser market consists of various national and international companies that seek to utilize our advanced speech recognition information technology to provide a more pleasurable experience for their users via voice command controls of the elevator system. We believe that the elevator market could benefit from our talk2lift product by integrating our system with well-known, established manufacturers and providing aftermarket purchasers with the same information technology to medical offices and hospitals, and assisted living communities.

Home Automation Technology Enthusiasts - Our housemate product is designed to be the voice command system for an integrated smart home. This system allows users the ability to control multiple devices through their home simply using their voice. We believe our products provide technology enthusiasts with various devices to employ in their daily lives. Our systems can be used to provide additional support and integration for multiple levels of additional information technology that can all be controlled via our speech recognition software in the devices.

Assisted Living Technologies Users - Both, talk2lift and housemate are systems that allow for numerous configurations for added assistance to the end user. We have created systems that benefit the elderly and assisted living communities by not relying on the traditional approach of physical interaction but instead rely only on voice commands after the initial set-up configuration of the device. Specifically, the talk2lift button can be pressed in the elevator to activate the voice command function or the product can be customized to listen for commands from the user. This provides the user(s) with an unprecedented amount of control via their own voice that other products on the market are starting to explore. It is estimated that the elderly community will expand significantly in the coming years our products are able to make meet the needs of this growing populationby providing high quality of life assistance.

Marketing Plan

We intend to offer our products to direct commercial sales from our website,as of the date of this filing, we do not have any oral or written agreements with distributors or retailers. Our goal is to become recognized as a distributor of information technology products specifically designed for speech recognition utilization. In order to accomplish our business objectives, we are currently developing our marketing plan, which may include some or all of the following marketing methods:

▪	Internet Marketing. We intend to utilize social media and the internet as well as reaching out to industry professionals and news sites in order to reach potential customers to develop our brand name. We may also use some of the following approaches to reach more clients: paid search advertising; e-mail marketing including targeted e-mails about specific promotions; inclusion in online shopping engines; in-site promotions for discounted purchases of our products; cross-selling opportunities by displaying complementary and related products available for sale throughout the purchasing process; social media memberships, and identifying with groups of customers interested in aiding to their quality of life. In the future, we plan to offer our products for sale via the Internet. We have not had any online sales as of the date of this prospectus.

▪	Online Sales. We are in the process of developing a trusted, reliable, and user friendly retail website where consumers can purchase their information technology products and accessories online by browsing an aesthetically appealing website with informative videos and interactive content. We will also utilize traditional sales channels to sell our products.

▪	Trade Shows and Special Events. We plan to focus our sales and marketing efforts towards developing our retail products and website, building brand awareness, and identifying strategic marketing opportunities, such as our identifying commercial venues as follows: registering with the Florida Chamber of Commerce, to register as a presenter at the International Builders Show in Las Vegas, Nevada, Elevator Conference of New York, the Elevator U Conference at Ohio State University and the National Association of Elevator Contractors Convention. We also intend to participate in leading consumer and dealer trade shows where our products can be displayed and engage in other advertising activities to develop our brand name. We intend to focus these efforts to generate awareness for our brand by identifying with enthusiasts of information technology at these consumer and industry events and shows.

▪	Creating Customer Loyalty. We believe our business can benefit from creating customer brand loyalty and intend to create loyalty in out clients by: offering competitive pricing; attempting to continuously plan our product evolution so as to be ahead of any competition; striving to offer a commendable customer service also through our online support services; and creating customized products according to our customers' needs.

Our core marketing strategy is to brand “Entranet” for those seeking to aid in their quality of life through integrated technology that adds convenience and simplicity. We believe that our marketing mix of Internet, social media, print, and event promotions including trade fairs, Business 2 Community ("B2C") actions, and co-sponsored events provide an optimal strategy to generate product sales and marketing. We intend to market our products to customers desiring benefit from freedoms gained by using information technology including the elderly and assisted living communities. We do not intend to exclude any potential customers and intend to develop the slogans “The extra button" for the talk2lift product and "Simply talk" which will be used in the marketing of our products.

Our Competition and Our Market Position

We compete with both online and offline retailers who may offer similar hardware and software technology products. We will be a small competitor in most of the industries we compete in. Many of our competitors will have or could have access to substantially greater financial, marketing, personnel and other resources than we do. We believe, based upon Entranet Limited's knowledge of the industry, that they are the first company to develop and offer highly reliable, multilingual and cost effective prices for their information technology products for assisted living. We believe this will allow us to increase our market share and allows us to benefit from both commercial and retail sales in the U.S. and Europe. We believe that our approach can help create potential demand for our products in various markets including the elderly and assisted living communities.

Talk2lift

There are numerous elevator manufacturers that currently manufacture elevator systems that could compete against our technology, talk2lift. They are national and international elevator manufacturers such as Dover, Express Lift, Fujitec, Haughton, Hyundai, Kleeman, Kone, Mitsubishi, O&K, Otis, Schindler, Sigma, ThysenKrupp, etc. and competitive companies that offer upgrades from these traditional manufacturers include: Mitsubishi Electric™. These companies are currently engaged in the manufacturing and sale of commercial elevators and/or aftermarket parts and/or upgrades. Our talk2lift is the first and only multilingual voice controlled elevator system worldwide that we are aware of, which enables passengers to voice-control the lift. Competitive products offer only 60% voice recognition rate (VRR), are more costly, and do not have multilingual support. Our talk2lift offers 97% VRR, is sold for $800.00, and supports English and nineteen (19) other languages.

Housemate

There are numerous home automation manufacturers that currently manufacture various types of residential technology systems that could compete against our technology, housemate. They are national and international voice assisted home programming hardware companies including but not limited to VoicePod by HouseLogix, Ivee by Jonathon Nostrant (Interactive Voice Inc.), Enertex® SynOhr® MultiSense by Enertex Bayern, Homey by Athom, and Ubi by UCIC. These companies are currently engaged in the manufacturing and sale of residential technology systems that could compete with our system. Competitive products available in the market offer low VRR, support only a few languages, do not involve flexibility in speech command phrasing, accept a few voice commands, and have restraints in the number of room-in devices. Housemate is a smart home system solution that provides control of electronic device within a single space through voice command, is able to recognize the speaker-independent controlling the device, and currently supports English and nineteen (19) other languages with a higher VRR than competitive products.

MyCane

There are numerous information technology assisted walking aid manufacturers that currently manufacture various types of information technology assisted walking aids that could compete against our technology, MyCane. They are national and international voice assisted visually impaired hardware and software including, but not limited to, UltraCane by Sound Foresight Technology Limited, K Sonar by Zabonne, iSONIC by PRIMPO, Blindspot by Selene Chew, Eye Stick by Kim Tae-Jin, ioCane by Ben Leduc-Mills, ViiO Travel Aid by Yonathan Halim, EyeCane by a team of researchers from The Hebrew University of Jerusalem, RAY phone by Project RAY, Ltd., GeorgiePhone, by Screenreader.net and the Communication for Blind and Disabled People charity, TapTapSee by Image Searcher, Inc., Samsung Assistive tools working with Galaxy Core Advance phones by Samsung includes Ultrasonic Cover, b) Optical Scan Stand and, c) Smart Voice Labels, OrCam by OrCam, Smart Glasses by Stephen Hicks, Fujitsu’s prototype GPS cane hands-on. These companies are currently engaged in the manufacturing and sale of similar walking and/or blind assisted aids that could compete with our system. Competitive products do not offer voice recognition, advanced obstacle detection, GPS technology/navigation service, user-device interactivity or high performance in noisy environments. MyCane is an innovation for the visually impaired and listens and processes voice commands while its navigation system offers turn-by-turn guidance together with advanced over-the-knee obstacle detection.

We believe the principal competitive factors in our various markets listed above are helping customers easily find the technology that will benefit them and their lifestyle, availability, price, knowledgeable customer service and order fulfillment, and delivery. Most of our elevator competitors will be larger, have stronger brand recognition or may have access to greater financial, technical, and marketing resources or have been operating longer than we have. Most of our assisted living competitors could have access to greater financial, technical, and marketing resources or have been operating longer than we have. This could cause national and international information technology manufacturers to produce their own version of the products we sell and could negative affect our financial operations as well as the success of the company.

To compete, we plan to:

(i) develop a user friendly appealing website to sell our products directly to consumers in the U.S. and Europe;

(ii) develop our brand “Entranet” as an innovator in speech recognition information technologies;

(iii) attract customers and strategic partnerships through the existing relationships of our officer and directors; and

(iv) implement our marketing plan that includes incentives for elderly, assisted living, and medical facilities that can benefit from our products.

The information technology market is highly competitive and rapidly changing. Our ability to compete depends upon many factors within and outside our control, including the performance and reliability of our products, customer service, marketing efforts, and development of our logos and brand name. Due to the relatively low barriers to entry in the information technology market in the U.S. and Europe, we expect additional competition from other emerging companies. Many of our existing and potential competitors are substantially larger than us and have significantly greater financial, technical and marketing resources. As a result, they may be able to respond more quickly to new or emerging technologies for assisted living and elderly communities. There can be no assurance that we will be able to compete successfully against current or future competitors or that competitive pressure will not have a material adverse effect on our business, operating results and financial condition.

Manufacturing and Operations

We currently depend on Entranet Limited, which we have an exclusive distribution agreement with a purchase order basis, for the supply of our product to our customers in the U.S. and Europe. Entranet Limited has only verbal agreements on a purchase order basis from the suppliers, but Entranet Limited believes they could easily find alternative suppliers for each of these suppliers even for those suppliers are located a significant distance from Entranet Limited's Greece offices, at no significant increase in price and with no or no significant interruption in our production process.

Entranet Limited has no formal written agreements with any of its suppliers.

Any change in suppliers/manufacturers or problems with Entranet Limited's existing suppliers/manufacturers could disrupt or delay the ability to fulfill orders for our information technology while Entranet Limited's search for alternative supply sources, provide specifications, and test initial production. However, based upon Entranet Limited's knowledge of the industry, they believe they could locate alternative firms without any significant difficulty or increase in prices, even for those suppliers are located a significant distance from Entranet Limited's Greece offices. If Entranet Limited needed to change suppliers/manufacturers and there were to occur any significant time delay in locating alternative firms, which we do not currently anticipate, our business prospects, results of operations and financial condition could be materially and adversely affected.

Intellectual Property

We rely on a combination of patent law, trademark laws, trade secrets, confidentiality provisions and other contractual provisions to protect our proprietary rights, which are primarily our brand names, product designs and marks. However, we do not currently have any patents in the U.S., we have not filed patents in the U.S., nor do we currently have plans to file patents in the U.S.

On March 12, 2014, Entranet Limited filed Greek patent applications for talk2life, housemate, MyCane, talk2enterfor in Greece. Entranet Limited has received Greek patents for the following:

▪	TALK2LIFT Application number: 20140100128 by Entranet Limited
▪	HOUSEMATE Application number: 20140100123 by Entranet Limited
▪	MYCANE Application number: 20140100129 by Entranet Limited
▪	TALK2ENTER Application number: 20140100122 by Entranet Limited

The patents applications were filed are valid for the above products for twenty (20) years from the date of the first filing, March 12, 2014. Additionally, Entranet has the priority for twelve (12) months to file for a world patent with World Intellectual Property Organization ("WIPO"); which we intend to do before the expiration of our filing period. Filing with WIPO can take between three (3) to six (6) years from the date of filing. If we are unable to maintain or continue our patent applications then we could lose the ability to protect our proprietary technology from competitors, this could have a significant effect on our ability to successfully implement our business plan.

On December 8, 2014, a United States Patent and Trademark Office ("USPTO") trademark application was filed by Entranet, Inc. (Serial Number 86473539) for protection of the "Entranet" name and our "EN" logo associated with Entranet, Inc. However, we will have to wait until we receive confirmation from USPTO and have been advised by USPTO that the overall process can take up to 18 months before we receive the decision of whether or not the trademark application has been approved. Additionally, our sub-brands of talk2lift, housemate, MyCane, etc. have no trade name protection in the U.S. Even if we are successful in establishing trade name awareness of the Entranet name or sub-brands associated with our company in the U.S., we could be forced to stop the use of the name(s) if we infringe upon the intellectual property rights of others. There can be no assurance that third parties will not assert intellectual property infringement claims against us.

Governmental Regulation and Certification

We will be required to comply with all regulations, rules, and directives of governmental authorities and agencies in any jurisdiction which we would conduct activities in the future. We are subject to environmental regulation as it affects certain of the products we sell that may vary from state to state. Should we fail to comply with these regulations, our results of operations could be adversely affected.

Governmental Approval

We are not required to obtain governmental approval of our products.

Personnel

Full-time Employees

We have a total of two (2) full-time employees who are:

Chief Executive Officer and Director, Eleftherios Papageorgiou, who oversees our day to day operations. On May 15, 2014 we entered into an agreement with Mr. Papageorgiou to manage the company and to oversee administration, financial and commercial matters. The agreement has duration until December 31, 2015 to be renewed at that time upon joint decision of the parties. In accordance to the agreement, we:

▪	will not pay Mr. Papageorgiou a director’s fee;
▪	agreed to pay Mr. Papageorgiou $5,000 per month; and
▪	agreed to issue Mr. Papageorgiou an additional 62,500 shares in common stock.

Chief Operations Officer and Director, Nikolaos Stratigakis, who oversees our day to day operations. On May 15, 2014 we entered into an agreement with Mr. Stratigakis to manage the company and to oversee operations, the relationship with Entranet Limited and the technology aspects of the products. The agreement has duration until December 31, 2015 to be renewed at that time upon joint decision of the parties. In accordance to the agreement, we:

▪	we will not pay Mr. Stratigakis a director’s fee;
▪	agreed to pay Mr. Stratigakis $4,000 per month; and
▪	agreed to issue Mr. Stratigakis an additional 62,500 shares in common stock.

Part-time Employees

We do not have part-time employees currently in our business.

Material Consultants

We have a total of two (2) part-time material consultants who are:

Theodoros Theocharis - Consultant

On May 15, 2014, we entered into an agreement with Theodoros Theocharis to provide us with consulting services. Mr. Theocharis services consist of advising us on U.S. operations, staffing, project management, corporate governance, all management matters, marketing and business plan development.

The agreement has duration until December 31, 2015 to be renewed at that time upon joint decision of the parties. In accordance to the agreement, we:

▪	we will not pay Mr. Theocharis a director’s fee;
▪	agreed to pay Mr. Theocharis $3,500 per month; and
▪	agreed to issue Mr. Theocharis an additional 62,500 shares in common stock.

To date, Mr. Theocharis has:

▪	in the period since inception, assisted us in selecting our initial corporate structure and opening our bank accounts;
▪	interviewed investment banks, sales and marketing associates and, negotiated contracts in Europe and the U.S.;
▪	created management structures for Entranet, Inc.; and
▪	assisted management in defining the scope the business in the US markets and locating qualified persons to be implementing since, the business plan including product pricing and marketing strategy.

Eleftherios Kontos - Consultant

On May 15, 2014, we entered into an agreement with Eleftherios Kontos to provide us with consulting services. Mr. Kontos services consist of advising us on financial matters and operations management.

The agreement has duration until December 31, 2015 to be renewed at that time upon joint decision of the parties. In accordance to the agreement, we:

▪	we will not pay Mr. Kontos a Director’s fee;
▪	agreed to pay Mr. Kontos $1,500 per month; and
▪	agreed to issue Mr. Kontos an additional 62,500 shares in common stock

To date, Mr. Kontos has:

▪	assisted us in developing the Entranet brand and assisting in the strategy to implement our business plan.

Material Agreements

Entranet Limited (Greece)

On June 1, 2014 we entered into an exclusive distribution agreement with Entranet Limited, a company formed under the laws of Greece, to become the sole distributor of their products in the U.S. for a period of ten (10) years. Additionally, on June 30, 2014, we entered into an addendum agreement with Entranet Limited to become the exclusive distributor of their products in Europe for a period of ten (10) years from the date of June 30, 2014.

Under the terms of the agreement with Entranet Limited, we have an excerpt of significant provisions, unaltered from the original agreement below. The entirety of this agreement can be read in the Exhibit section of this prospectus. It is highly encouraged that you read all material agreements before deciding to invest in our company.

Article V: Supply Terms

5.1 Distributor agrees that Manufacturer shall be Distributor’s sole supplier of Products and agrees that it will distribute only Products in the United States purchased from Manufacturer.

5.2 Since Manufacturer has made, or is making, distribution arrangements for Product with representatives in other countries, Distributor agrees that it shall not knowingly allow Product to be distributed for use in countries outside of the United States without prior approval from Manufacturer.

5.3 All orders submitted by Distributor to Manufacturer are subject to acceptance by Manufacturer, to government regulations, and to allocations that may be necessary due to production capacity restrictions.

5.4 To assure a constant supply of the Product, Distributor shall stock a sufficient quantity of the Product to satisfy without delay the demands for it, and Distributor undertakes to keep at all times reasonable prudent stock of the Product for distribution in the United States. Manufacturer shall supply and ship to Distributor as quickly as possible and always within ninety (90) days of receiving its purchase order with the amount of Product specified therein.

5.5 Distributor shall at all times remain in close contact with those entities of the Public Sector that purchase through public bidding and with those of their officers whose responsibilities have a bearing on these purchases; assure that it is immediately advised whenever a tender for Entranet products are being solicited.

5.6 Distributor shall clear the Products from the airport or other port of entry at its own expense within fifteen (15) days after their arrival in the United States. Distributor shall be responsible for the clearance of customs of Product and local transport to its facilities.

5.7 Distributor agrees to inspect the Product immediately upon delivery and to give notice by fax or email to the manufacturer within fifteen (15) days of such delivery of any matter of thing by reason whereof it alleges that the Product is not in good condition. If no such notice is served by the Distributor upon the Manufacturer, the Product shall be deemed to be in accordance with this Agreement in all respects and the Distributor shall be deemed to have accepted the Product. If Distributor, having served notice on the Manufacturer, demonstrates that the Product is not in good condition, Manufacturer shall at its option either replace the defective goods with Product complying with this Agreement or refund to the Distributor the price paid for defective Product.

5.8 Distributor agrees to inform Manufacturer in writing three (3) months before the end of each calendar year of its estimated requirements of the Product for the following year.

Article VI: Pricing and Payments

6.1 Prices charged to Distributor will, unless otherwise negotiated, be in accord with the Manufacturer’s prices for Public Sector and Private Sector distribution prevailing at the time of shipment. After the initial order, two (2) months’ notice will be given for any price increase. Manufacturer will endeavour to keep Distributor supplied with current information regarding pricing.

6.2 Distributor guarantees payment of all orders placed or approved by Distributor. Orders must be paid for within (60) days from date of order. All orders must be paid in USD.

Article VII: Packaging

7.1 Distributor shall package the Product under the supervision of its own technicians, in its own factory or in another qualified factory, and shall oversee the process with all necessary care.

7.2 Should Distributor need to have the Product packaged by a third party, said party must first have been approved by the Manufacturer and must commit itself in writing to comply with the articles of this Agreement relevant to the Product.

7.3 Distributor agrees to mark all packaging for Product in accordance with the applicable laws in the United States. Said packaging shall be submitted to Manufacturer for approval before it is made up or printed.

7.4 All packaging costs and expenses shall be borne entirely by the Distributor.

Article VIII: Advertising and Promotion

8.1 Distributor undertakes at its own expense to actively promote the Products in the United States by the best legal and appropriate means and to retain appropriate sales staff and representatives to assure an effective promotion of the Products. Distributor shall further place, at its own expense, promotional advertisement and marketing materials for the Products.

8.2 Each year by September 30, Distributor shall submit to Manufacturer for approval is marketing and promotional plans. Said plans are to be reviewed jointly by the Distributor and the Manufacturer each six (6) months for the eventual modifications by mutual agreement. Special educational or promotional activities not included in the promotional plan require the approval of the Manufacturer, and the apportionment of their cost, if there be any, will be decided by mutual consent of the parties. In no event shall Distributor spend less than 10% of its net sales each year on marketing of the Product.

8.3 Distributor shall submit to Manufacturer quarterly marketing reports listing the promotional activities carried out during each month of the last period.

Article IX: Reporting

9.1 Distributor will provide to Manufacturer monthly sales reports containing such information retarding sales of Products as Manufacturer shall specify, and including nonbinding, good-faith forecasts of its anticipated requirements and shipping dates for the three (3) month periods following such reports.

Article XII: Term and Termination

Extensions and renewals of this Agreement will be subject to agreement between the parties made at least six (6) months prior to its expiration.

Article XIV: Relationship of Parties

The parties hereto expressly understand and agree that Distributor is an independent contractor in the performance of each and every part of this Agreement and is solely responsible for the actions of all of its employees and agents.

Article XV: Hold Harmless

Distributor shall, in respect of Product distributed by it, indemnify and hold harmless Manufacturer, and its employees and agents against any and all claims that might arise, and liabilities and related fees and expenses that might be incurred, on account of any injury, illness, suffering, disease, or death to any person or unborn offspring of any such person by reason of the distribution, sale, or use of the Product distributed by Distributor.

Article XVII: Prohibition against Assignment

This Agreement is entered into in reliance upon and in consideration of the experience, knowledge, skills, and qualifications of and trust and confidence placed in Distributor by Manufacturer. Therefore, neither Distributor’s interest in this Agreement nor any of its rights or privileges hereunder shall be assigned, transferred, shared, or divided voluntarily or involuntarily, by operation of law or otherwise, in any manner, without the prior written consent of Manufacturer.

Regus, plc.

On January 5, 2015, we entered into a lease agreement with Regus, plc. commencing on January, 5 2015 through April 30, 2015, for office space located at 110 East Broward Blvd, Suite 1700, Fort Lauderdale, Florida 33301. The monthly base rent is $138.48 and the property is adequate for all of the Company's currently planned activities. If we decide to renew our lease for three (3) additional months cost will remain the same and if we renew for a twelve (12) month period the cost will be $109 per month. See Exhibit 10.8 for the entirety of this Agreement.

Disclosure: LMHG Communications LLC d/b/a Windmill and American Capital Ventures, Inc. are owned by husband and wife couple.

LMHG Communications LLC d/b/a Windmill

On about March 15, 2015, we intend to enter into an agreement to engage LMHG Communications LLC d/b/a Windmill located at 2001 Hollywood Boulevard, Suite 201, Hollywood, Florida 33020, to provide social media management, press release services, and website design services for Entranet, Inc. The terms of the agreement are attached in Exhibit 10.9 and shall continue for six (6) months. We have agreed to the following payment terms in exchange for their services:

Services Fees

Social Media – Management $500 (monthly)

Press Release – Design Edit: $50; Draft: $100(per release)

Copywriting – Design/Management *Price to be determined based on page length

IR Section of Website – Design $500 (one-time)

See Exhibit for terms of entire agreement.

American Capital Ventures, Inc.

On about March 15, 2015, we intend to enter into an agreement to engage American Capital Ventures, Inc., a Florida corporation with offices at 1507 N.E. 194th Street, North Miami Beach, FL. 33179, to provide investor relations and public relations services. The terms of the agreement are attached in Exhibit 10.10 and shall continue for eight (8) months. We shall issue 25,000 of common shares in exchange for their services. We valued these shares at $0.60 per share or an aggregate of $15,000. See Exhibit for terms of entire agreement.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes, and other financial information included in this prospectus.

Our Management's Discussion and Analysis contains not only statements that are historical facts, but also statements that are forward-looking.  Forward-looking statements are, by their very nature, uncertain and risky.  Forward-looking statements are often identified by words like: “believe”, “expect”, “estimate”, “anticipate”, “intend”, “project” and similar expressions, or words that, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions. These risks and uncertainties include international, national, and local general economic and market conditions; our ability to sustain, manage, or forecast growth; our ability to successfully make and integrate acquisitions; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; change in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; the risk of foreign currency exchange rate; and other risks that might be detailed from time to time in our filing with the Securities and Exchange Commission. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors”.

Although the forward-looking statements in this Registration Statement reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them. Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

Our financial statements are stated in United States Dollars (USD or US$) and are prepared in accordance with United States Generally Accepted Accounting Principles. All references to “common stock” refer to the common shares in our capital stock.

Overview

Entranet, Inc., through its brand name EntranetTM, is an emerging growth company that is the distributor of the Entranet brand products throughout the territories of the United States and Europe via an exclusive distribution agreement with Entranet, Limited, a Greek company that researches, develops, and manufactures integrated speech recognition technology for residential and commercial use.

Integrated speech recognition technology is the process of controlling compatible, third-party devices by using hardware and software applications that are designed to manipulate the user's environment to the desired conditions whether in an elevator for talk2lift or a home for housemate. With talk2lift, this information technology allows an elevator user to find and select the location of their destination via voice commands and with housemate, an individual or family user(s) is able to control and manipulate various, compatible third-party hardware and software devices such as a home thermostat and entertainment systems by voice activation. Under the distribution agreement, Entranet, Inc. is the exclusive distributor of the Entranet, Limited brands and authorized to sell talk2lift, housemate, and any additional new products and updates of current products throughout the United States and Europe.

Since our inception, we have engaged in significant operational activities as described in "Business," above.

We are an "emerging growth company" ("EGC") that is exempt from certain financial disclosure and governance requirements for up to five years as defined in the Jumpstart Our Business Startups Act ("the JOBS Act"), that eases restrictions on the sale of securities; and increases the number of shareholders a company must have before becoming subject to the U.S. Securities and Exchange Commission's (SEC's) reporting and disclosure rules (See "Emerging Growth Companies" section above). We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Development/Milestone	Estimated Completion Date	Percentage Complete	Anticipated Cost
Year 1 – anticipated completion date of January 2016
Complete of the Entranetinc.com website	February 2015	80%	$3,000
Acquire general liability insurance and complete corporate policies	March 2015	20%	$10,000
Results of U.S. trademark application results should be available	March 2015	80-100%	$ 550 (paid) Plus $1,000
R&D introduces housemate; the next version of housemate	April 2015	0%	$30,000
talk2lift presentation at the NFPA Conference & Expo.	April 2015	0%	$20,000
housemate brand presentation to the UK market by participating at the Digital Home Summit in London	June 2015	0%	$15,000
talk2lift presentation at the Elevator U Conference at Ohio State University	June 2015	0%	$12,000
Sales network setup in Europe and the USA	July 2015	20%	$10,000
talk2lift presentation at the NAEC 66th Annual Convention and Exposition	September 2015	0%	$15,000
Presentation of the new talk2lift at Interlift, in Augsburg, DE	October 2015	0%	$18,000
Initial demonstration and discussions with clients for housemate+	December 2015	0%	$5,000
talk2lift presentation at the International Builders Show in Las Vegas, NV	January 2016	0%	$20,000
TOTAL:			$159,000

As of January 31, 2015, we had $13,088.00 cash on hand for our operational needs. We plan to spend approximately $159,000 to implement milestones within the development of the business plan as described under the heading “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION” on page 49 of this prospectus. After these expenditures, we will have no cash on hand. Currently, our operating expenses are approximately $19,000 per month or $ 228,000 annually. After this registration statement is declared effective, our operating expenses will increase to approximately $28,000 per month or $336,000 annually because of the costs of SEC reporting. We will require $28,000 per month or $336,000 over the next twelve (12) months to meet our existing operational costs, which consist of rent, advertising, salaries and other general, administrative expenses and to comply with the costs of being an SEC reporting company. If we fail to generate sufficient revenues to meet our monthly operating, post registration, costs of $28,000, we will not have available cash for our operating needs after approximately less than one month.

Result of Operations

We are an emerging growth company and are in the process of developing our products and services. Consequently, we have not generated revenues as of the date of this prospectus. We have an accumulated deficit and have incurred operating losses since our inception and expect losses to continue during 2015. Our auditor has indicated in their report that these conditions raise substantial doubt about our ability to continue as a going concern.

Our results of operations, for the period of May 8, 2014 (inception) to December 31, 2014, are summarized below. To date, we have not generated revenue from business operations.

For the period from May 8, 2014 (Inception) to December 31, 2014
Revenues	$-0-
Total operating expenses	$493,249
Loss from operations	$(493,249)
Net operating loss before income taxes	$(493,637)
Income taxes (credit)	$-0-
Net income (loss)	$(493,637)

From the period of May 8, 2014 (inception) to December 31, 2014, we generated no revenue. From the period of May 8, 2014 (inception) to December 31, 2014, we incurred operating expenses of $493,249. From the period of May 8, 2014 (inception) to December 31, 2014, we have a net loss of $ 493,637.

Liquidity and Capital Resources

The following table provides detailed information about our net cash flow for the period of May 8, 2014 (inception) to December 31, 2014 presented in this Report.

Cash Flow	For the period from May 8, 2014 (Inception) to December 31, 2014

Net cash used in operating activities	$(103,079)
Net cash provided by investing activities	-0-
Net cash provided by financing activities	116,504
Net cash inflow	$13,425

We are an emerging growth company and are in the process of developing our products and services. Consequently, we have not generated revenues as of the date of this prospectus. We have an accumulated deficit and have incurred operating losses since our inception and expect losses to continue during 2015. Our auditor has indicated in their Report that these conditions raise substantial doubt about our ability to continue as a going concern.

Operating Activities

Cash used in operating activities for the period of May 8, 2014 (inception) to December 31, 2014, consisted of net loss as well as the effect of changes in working capital. Cash used in operating activities of $103,079 for the period of May 8, 2014 (inception) to December 31, 2014, consisted of a net loss of $493,637. The net loss was partially offset by stock-based compensation of $285,000 and an increase in accrued expenses of $105,558.

Investing Activities

We had no cash investing activities for the period of inception (May 8, 2014) to December 31, 2014.

Financing Activities

From the period of May 8, 2014 (inception) to December 31, 2014, we raised $63,600 from the sale of our common shares to investors for cash consideration and we received a note payable of $18,000 and loan from director of $34,904 to pay operating expenses.

We currently have no external sources of liquidity, such as arrangements with credit institutions or off-balance sheet arrangements that will have or are reasonably likely to have a current or future effect on our financial condition or immediate access to capital.

We are dependent on the sale of our securities to fund our operations, and will remain so until we generate sufficient revenues to pay for our operating costs. Our officers and directors have made no written commitments with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees.

If we are unable to raise the funds required to fund our operations, we will seek alternative financing through other means, such as borrowings from institutions or private individuals. There can be no assurance that we will be able to raise the capital we need for our operations from the sale of our securities. We have not located any sources for these funds and may not be able to do so in the future. We expect that we will seek additional financing in the future. However, we may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, we may be forced to cease operations. If we fail to raise funds, we expect that we will be required to seek protection from creditors under applicable bankruptcy laws.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results or operations, liquidity, capital expenditures or capital resources that is material to investors.

Seasonality

We do not believe our business is subject to substantial seasonal fluctuations. We may experience lower sales of parts in difficult economic scenarios but we do not foresee the seasonality of our products to be an issue. Seasonality trends could have a material impact on our financial condition and results of operations in the future but we are not currently aware of the total impact that could result.

Inflation

Our business and operating results are not affected in any material way by inflation.

DESCRIPTION OF PROPERTY

On January 5, 2015, we entered into a lease agreement with Regus, plc. commencing on January, 5 2015 through April 30, 2015, for office space located at 110 East Broward Blvd, Suite 1700, Fort Lauderdale, Florida 33301. The monthly base rent is $138.48 and the property is adequate for all of the Company's currently planned activities. If we decide to renew our lease for three (3) additional months cost will remain the same and if we renew for a twelve (12) month period the cost will be $109 per month.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On April 16, 2014 and June 18, 2014, the Company's CEO and director, Eleftherios Papageorgiou, advanced $12,000 and $6,000, respectively, to our business. The advances were interest bearing at a fixed rate of four percent (4%) per annum and were used for legal expenses. See Exhibit 10.3 for the entirety of this Agreement.

On May 15, 2014, we issued 15,300,000 shares of our common stock to Mr. Eletherios Papageorgiou for services as our founder. We valued the shares at $0.0001 per share or an aggregate of $1,530. Also, on May 15, 2014, we entered into an employment agreement until December 31, 2015 with Mr. Eleftherios Papageorgiou whereby we agreed to pay him a base salary of $5,000 per month, plus a one-time payment of 62,500 shares of common stock plus applicable bonuses as are awarded by the Board of Directors from time to time based on performance, which may either be paid in stock or cash at the discretion of the Board. During the period from May 8, 2014 (inception) to December 31, 2014, no salary has been paid and all amounts due have accrued.

On May 15, 2014, we issued 7,400,000 shares of our common stock to Mr. Nikolaos Stratigakis for services as our founder. We valued the shares at $0.0001 per share or an aggregate of $740. Also, on May 15, 2014, we entered into an employment agreement until December 31, 2015 with Mr. Nikolaos Stratigakis whereby we agreed to pay him a base salary of $4,000 per month, plus a one-time payment of 62,500 shares of common stock plus applicable bonuses as are awarded by the Board of Directors from time to time based on performance, which may either be paid in stock or cash at the discretion of the Board. During the period from May 8, 2014 (inception) to December 31, 2014, no salary has been paid and all amounts due have accrued.

On May 15, 2014, we issued 1,100,000 shares of our common stock to Mr. Theodoros Theocharis for services as our founder. We valued the shares at $0.0001 per share or an aggregate of $110. Also, on May 15, 2014, we entered into a consultancy agreement until December 31, 2015 with Mr. Theodoros Theocharis whereby we agreed to pay him a base net fee of $3,500 per month, plus a one-time payment of 62,500 shares of common stock plus applicable bonuses as are awarded by the Board of Directors from time to time based on performance, which may either be paid in stock or cash at the discretion of the Board. During the period from May 8, 2014 (inception) to December 31, 2014, no salary has been paid and all amounts due have accrued.

On May 15, 2014, we issued 1,100,000 shares of our common stock to Mr. Eleftherios Kontos for services as our founder. We valued the shares at $0.0001 per share or an aggregate of $110. Also, on May 15, 2014, we entered into a consultancy agreement until December 31, 2015 with Mr. Eleftherios Kontos whereby we agreed to pay him a base net fee of $1,500 per month, plus a one-time payment of 62,500 shares of common stock plus applicable bonuses as are awarded by the Board of Directors from time to time based on performance, which may either be paid in stock or cash at the discretion of the Board. During the period from May 8, 2014 (inception) to December 31, 2014, no salary has been paid and all amounts due have accrued.

Accrued expenses consisted of the following:	As of December 31, 2014
Accrued salaries	$67,500
Accrued consulting fees - consultants	$37,500
Accrued expenses - others	$558
Total	$105,558

On about March 15, 2015, we intend to enter into an agreement to engage LMHG Communications LLC d/b/a Windmill located at 2001 Hollywood Boulevard, Suite 201, Hollywood, Florida 33020, to provide social media management, press release services, and website design services for Entranet, Inc. The terms of the agreement are attached in Exhibit 10.9 and shall continue for six (6) months.

On about March 15, 2015, we intend to enter into an agreement to engage American Capital Ventures, Inc., a Florida corporation with offices at 1507 N.E. 194th Street, North Miami Beach, FL. 33179, to provide investor relations and public relations services. The terms of the agreement are attached in Exhibit 10.10 and shall continue for eight (8) months. We shall issue 25,000 of common shares in exchange for their services. We valued these shares at $0.60 per share or an aggregate of $15,000. See Exhibit for terms of entire agreement.

LMHG Communications LLC d/b/a Windmill and American Capital Ventures, Inc. are owned by a husband and wife couple Mrs. and Mr. Howard Gofstrand, respectively.

Corporate Governance and Director Independence

Our Board of Directors has not established Audit, Compensation, and Nominating or Governance Committees as standing committees. The Board does not have an executive committee or any committees performing a similar function. We are not currently listed on a national securities exchange or in an inter-dealer quotation system that has requirements that a majority of the board of directors be independent. Our Directors have determined that they are not “independent” under the definition set forth in the listing standards of the NASDAQ Stock Market, which is the definition that the Board has chosen to use for the purposes of the determining independence, as the OTC Markets does not provide such a definition. Therefore, our directors are not independent.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained. A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resale. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.

Penny Stock Considerations

Our shares will be "penny stocks", as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00 per share. Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:

▪	deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;
▪	disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;
▪	send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value, and information regarding the limited market in penny stocks; and
▪	make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market, and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

OTC Markets Qualification for Quotation

To have our shares of common stock on the OTC Market, a market maker must file an application on our behalf in order to make a market for our common stock. We have engaged in preliminary discussions with a FINRA Market Maker to file our application on Form 211 with FINRA, but as of the date of this Prospectus, no filing has been made. Based upon our counsel's prior experience, we anticipate that after this registration statement is declared effective, it will take approximately 2 - 8 weeks for FINRA to issue a trading symbol and allow sales of our common stock under Rule 144.

Sales of Our Common Stock Under Rule 144

We presently have 29,324,052 common shares outstanding. Of these shares 1,524,052 common shares are held by non-affiliates and 29,324,052 common shares are held by affiliates, which Rule 144 of the Securities Act of 1933, as amended, defines as restricted securities. None of our outstanding shares are eligible for resale under Rule 144.

We are registering 1,524,052, common shares held by non-affiliates. We are not registering shares held by affiliates. The remaining non-affiliate shares as well as all of the remaining affiliates’ shares will still be subject to the resale restrictions of Rule 144. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six (6) months, may not sell more than one (1) percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Holders

As of the date of this registration statement, we had forty-one (41) shareholders of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the board of directors deems relevant.

Transfer Agent

Our transfer agent is West Coast Stock Transfer located at 721 N. Vulcan Ave. Ste. 205 Encinitas, CA 92024. Their telephone number is (619) 664-4780 and their website is located at http://www.westcoaststocktransfer.com.

Reports to Shareholders

As a result of this offering and assuming the registration statement is declared effective before April 30, 2015, as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through April 30, 2015, including a Form 10-K for the year ended April 30, 2015, assuming this registration statement is declared effective before that date. At or prior to April 30, 2015, we intend voluntarily to file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the 1934 Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and ten percent (10%) stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than 500 shareholders and total assets of more than $10 million on April 30, 2015. If we do not file a registration statement on Form 8-A at or prior to April 30, 2015, we will continue as a voluntary reporting company and will not be subject to the proxy statement or other information requirements of the 1934 Act, our securities can no longer be quoted on the OTC Quotation Board, and our officers, directors and ten percent (10%) stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity. We will deliver an annual report to our security holders that will include audited financial statements regardless of whether we are obligated to do so.

Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1. For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits and any materials we file with the Commission may be read and copied, at the SEC's Public Reference Room at 100 F St., N.E., Washington, D.C. 20549, on official business days during the hours of 10 a.m. to 3 p.m. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission and state the address of that site (http://www.sec.gov ). Our registration statement and other information we file with the SEC is available at the web site maintained by the SEC at http://www.sec.gov.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Principal Executive Officer, our two most highly compensated executive officers who occupied such position at the end of our latest fiscal year and up to two additional executive officers who would have been included in the table below except for the fact that they were not executive officers at the end of our latest fiscal year, by us, or by any third party where the purpose of a transaction was to furnish compensation, for all services rendered in all capacities to us for the period from May 8, 2014 (inception) to December 31, 2014.

Name and Principal Position	Year Ended Dec. 31	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation Earnings	Non- Qualified Deferred Compensation Earnings	All Other Compensation	Total
Eleftherios Papageorgiou (1),Chief Executive Officer & Director	2014	$37,500 (1)	$0	$39,030	$0	$0	$0	$0	$76,530
Nikolaos Stratigakis (2), Vice President & Director	2014	$30,000 (2)	$0	$38,240	$0	$0	$0	$0	$68,240
Alexandros Psychogios (3), Director	2014	$0 (3)	$0	$290	$0	$0	$0	$0	$290
Eleftherios Kontos (4), Director	2014	$11,250 (4)	$0	$37,610	$0	$0	$0	$0	$48,860
Theodoros Theocharis (5), Director	2014	$26,250 (5)	$0	$37,610	$0	$0	$0	$0	$63,860

(1) On May 15, 2014, we issued 15,300,000 shares of our common stock to Chief Executive Officer and Director Eleftherios Papageorgiou for services rendered. We valued these shares at the price of $0.0001 per share or an aggregate of $1,530. Eleftherios Papageorgiou accrued $37,500 of salary plus 62,500 shares of common stock during the year ending December 31, 2014. We valued these shares of common stock at $0.60 for a total of $37,500.

(2) On May 15, 2014, we issued 7,400,000 shares of our common stock to Vice President and Director Nikolaos Stratigakis for services rendered. We valued these shares at the price of $0.0001 per share or an aggregate of $740. Nikolaos Stratigakis accrued $30,000 of plus 62,500 shares of common stock salary during the year ending December 31, 2014. We valued these shares of common stock at $0.60 for a total of $37,500.

(3) On May 15, 2014, we issued 2,900,000 shares of our common stock to Director Alexandros Psychogios for services rendered. We valued these shares at the price of $0.0001 per share or an aggregate of $290. Alexandros Psychogios has not accrued a salary during the year ending December 31, 2014.

(4) On May 15, 2014, we issued 1,100,000 shares of our common stock to Director Eleftherios Kontos for services rendered. We valued these shares at the price of $0.0001 per share or an aggregate of $110. Eleftherios Kontos for accrued $11,250 consulting fees plus 62,500 common shares during the year ending December 31, 2014. We valued these shares of common stock at $0.60 for a total of $37,500.

(5) On May 15, 2014, we issued 1,100,000 shares of our common stock to Director Theodoros Theocharis for services rendered. We valued these shares at the price of $0.0001 per share or an aggregate of $110. Theodoros Theocharis accrued $26,250 consulting fees plus 62,500 common shares during the year ending December 31, 2014. We valued these shares of common stock at $0.60 for a total of $37,500.

Outstanding Equity Awards at the End of the Fiscal Year

We do not have and have never had any equity compensation plans and therefore no equity awards are outstanding as of the date of this registration statement.

Directors Compensation

Our directors do not receive any other compensation for serving on the board of directors.

Bonuses and Deferred Compensation

We do not have any bonus, deferred compensation or retirement plan. All decisions regarding compensation are determined by our board of directors.

Options and Stock Appreciation Rights

We do not currently have a stock option or other equity incentive plan. We may adopt one or more such programs in the future.

Payment of Post-Termination Compensation

We do not have change-in-control agreements with any of our directors or executive officers, and we are not obligated to pay severance or other enhanced benefits to executive officers upon termination of their employment.

Involvement in Certain Legal Proceedings

There have been no events under any bankruptcy act, no criminal proceedings, no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any of our directors, executive officers, promoters, or control persons during the past ten (10) years.

Board of Directors

All directors hold office until the expiration of their term and until their successors have been duly elected and qualified. Officers are elected by and serve at the discretion of the board of directors.

Our directors are reimbursed for expenses incurred by them in connection with attending board meetings, but they do not receive any other compensation for serving on the board of directors.

Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number Of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Eleftherios Papageorgiou	0	0	0	0	0	0	0	0	0
Nikolaos Stratigakis	0	0	0	0	0	0	0	0	0
Alexandros Psychogios	0	0	0	0	0	0	0	0	0
Eleftherios Kontos	0	0	0	0	0	0	0	0	0
Theodoros Theocharis	0	0	0	0	0	0	0	0	0

Employment Agreements with Management

On May 15, 2014, we entered into an employment agreement until December 31, 2015 with Mr. Eleftherios Papageorgiou as CEO of Entranet, Inc., whereby we agreed to pay him a base salary of $5,000 per month for the Term (or a total of $97,500 for the Term), plus one-time irrevocable payment of 62,500 shares of common stock plus applicable bonuses as are awarded by the Board of Directors from time to time based on performance, which may either be paid in stock or cash at the discretion of the Board. During the period from May 15, 2014 to December 31, 2014, the total accrued salary was $37,500. Additionally, under the employment agreement, Mr. Papageorgiou will be paid the base salary portion of the compensation from investor equity and/or loan facilities and/or from Entranet's operating profits and under the agreement, if the amount is to be paid via operating profits, Entranet is required to allocate a minimum of 9% (nine percent) of such operating profits until $97,500 is reached. See Exhibit 10.4 for the entirety of this Agreement.

On May 15, 2014, we entered into an employment agreement until December 31, 2015 with Mr. Nikolaos Stratigakis as Vice President of Entranet, Inc., whereby we agreed to pay him a base salary of $4,000 per month for the Term (or a total of $78,000 for the Term), plus a one-time irrevocable payment of 62,500 shares of common stock plus applicable bonuses as are awarded by the Board of Directors from time to time based on performance, which may either be paid in stock or cash at the discretion of the Board. During the period from May 15, 2014 (to December 31, 2014, the Company has accrued the salary of $30,000. Additionally, under the employment agreement Mr. Stratigakis will be paid the base salary portion of the compensation from investor equity and/or loan facilities and/or from Entranet's operating profits and under the agreement, if the amount is to be paid via operating profits, Entranet is required to allocate a minimum of 7% (seven percent) of such operating profits until $78,000 is reached. See Exhibit 10.5 for the entirety of this Agreement.

On May 15, 2014, we entered into an employment agreement until December 31, 2015 with Mr. Eleftherios A. Kontos as Consultant of Entranet, Inc., whereby we agreed to pay him a base salary of $1,500 per month for the Term (or a total of $29,250 for the Term), plus a one-time irrevocable payment of 62,500 shares of common stock plus applicable bonuses as are awarded by the Board of Directors from time to time based on performance, which may either be paid in stock or cash at the discretion of the Board. During the period from May 15, 2014 to December 31, 2014, the Company has accrued the salary of $11,250. Additionally, under the employment agreement Mr. Kontos will be paid the base salary portion of the compensation from investor equity and/or loan facilities and/or from Entranet's operating profits and under the agreement, if the amount is to be paid via operating profits, Entranet is required to allocate a minimum of 2.5% (two-and-a-half percent) of such operating profits until $29,250 is reached. See Exhibit 10.6 for the entirety of this Agreement.

On May 15, 2014, we entered into an employment agreement until December 31, 2015 with Mr. Theodoros P. Theocharis as Consultant of Entranet, Inc., whereby we agreed to pay him a base salary of $3,500 per month for the Term (or a total of $68,250 for the Term), plus a one-time irrevocable payment of 62,500 shares of common stock plus applicable bonuses as are awarded by the Board of Directors from time to time based on performance, which may either be paid in stock or cash at the discretion of the Board. During the period from May 15, 2014 to December 31, 2014, the Company has accrued the salary of $26,250. Additionally, under the employment agreement Mr. Theocharis will be paid the base salary portion of the compensation from investor equity and/or loan facilities and/or from Entranet's operating profits and under the agreement, if the amount is to be paid via operating profits, Entranet is required to allocate a minimum of 6.5% (six-and-a-half percent) of such operating profits until $68,250 is reached. See Exhibit 10.7 for the entirety of this Agreement.

Under our employment agreement with the above listed, we must allocate up to 25% (twenty-five percent) of our operating profits for employment contracts.

Our board of directors determines the compensation paid to our executive officers based upon the years of service to us, whether services are provided on a full time basis and the experience and level of skill required.

We may award our officers and directors shares of common stock as non-cash compensation as determined by the board of directors from time to time. The board will base its decision to grant common stock as compensation on the level of skill required to perform the services rendered and time committed to providing services to us.

At no time during the last fiscal year with respect to any person listed in the Table above was there:

  Any outstanding option or other equity-based award re-priced or otherwise materially modified (such as by extension of exercise periods, the change of vesting or forfeiture conditions, the change or elimination of applicable performance criteria, or the change of the bases upon which returns are determined);
  Any waiver or modification of any specified performance target, goal or condition to payout with respect to any amount included in non-stock incentive plan compensation or payouts;
  Any option or equity grant;
  Any non-equity incentive plan award made to a named executive officer;
  Any nonqualified deferred compensation plans including nonqualified defined contribution plans; or
  Any payment for any item to be included under in the Summary Compensation Table.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

PROSPECTUS – SUBJECT TO COMPLETION DATED ___, 2015

ENTRANET, INC.

Selling shareholders are offering up to 1,444,052 shares of common stock. The selling shareholders will offer their shares at up to $0.60 per share until our shares are quoted on the OTC Markets Quotation Board or Pink Sheet Exchange and thereafter at prevailing market prices or privately negotiated prices.

Our common stock is not now listed on any national securities exchange, the NASDAQ stock market or the OTC Markets.

Dealer Prospectus Delivery Obligation

Until _________ (90 days from the date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II-INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Pursuant to Section 607.0850 of the Florida Revised Statutes, we have the power to indemnify any person made a party to any lawsuit by reason of being a director or officer of the Registrant, or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Our Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Florida law.

With regard to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the common shares being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our Corporation in connection with the issuance and distribution of the common shares being offered by this Prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling security holders will pay no offering expenses.

Item	Amount
SEC Registration Fee	$100.68
Legal Fees and Expenses*	$48,000.00
Accounting Fees and Expenses*	$18,625.00
Miscellaneous*	$10,000.00
Total*	$76,725.68
*Estimated Figure

RECENT SALES OF UNREGISTERED SECURITIES

In the one (1) year prior to this Offering, we offered and sold securities below. None of the issuances involved underwriters, underwriting discounts or commissions. We relied upon Sections 4(2) of the Securities Act, and Rule 504 of the Securities Act of 1933, as amended for the offer and sale of the securities.

We believed these exemptions were available because:

  we are not a blank check company;
  we filed a Form D, Notice of Sales, with the SEC;
  sales were not made by general solicitation or advertising;
  all certificates had restrictive legends;
  sales were made to persons with a pre-existing relationship with one or more of: (i) our chief executive officer, president and director, Mr. Eleftherios Papageorgiou, (ii) our director, Mr. Eleftherios Kontos, (iii) our director, Mr. Alexandros Psychogios, (iv) our vice president and director Mr. Nikolaos Stratigakis, and (v) our director, Mr. Theodoros Theocharis, at the time of the offer and sale.

We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuances.

We believed that Section 4(2) of the Securities Act of 1933 was available because:

▪	None of these issuances involved underwriters, underwriting discounts or commissions.
▪	Restrictive legends were and will be placed on all certificates issued as described above.
▪	The distribution did not involve general solicitation or advertising.
▪	The distributions were made only to investors who were sophisticated enough to evaluate the risks of the investment.

In connection with the above transactions, although the investors may have also been accredited, we provided the following to all investors:

▪	Access to all our books and records.
▪	Access to documents relating to our operations.
▪	The opportunity to obtain any additional information, including information relating to all of our agreements with third parties which were only oral and not written, to the extent we possessed such information, and including all information necessary to verify the accuracy of the information to which the investors were given access.

Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business.

Common Stock Offering For Cash Consideration

As of January 31, 2014, we sold 1,299,052 shares of our common stock to thirty-four (34) shareholders for the price of up to $.60 per share or an aggregate of $78,740.

Shares for Services

On May 8, 2014, we issued 15,300,000 shares of our common stock to Chief Executive Officer and Director Eleftherios Papageorgiou for services rendered. We valued these shares at the price of $0.0001 per share or an aggregate of $1,530. For the year ending December 31, 2014, we will issue 62,500 common shares valued at $0.60 for a total of $37,500.

On May 8, 2014, we issued 7,400,000 shares of our common stock to Vice President and Director Nikolaos Stratigakis for services rendered. We valued these shares at the price of $0.0001 per share or an aggregate of $740. For the year ending December 31, 2014, we will issue 62,500 common shares valued at $0.60 for a total of $37,500.

On May 8, 2014, we issued 2,900,000 shares of our common stock to Director Alexandros Psychogios for services rendered. We valued these shares at the price of $0.0001 per share or an aggregate of $290.

On May 8, 2014, we issued 1,100,000 shares of our common stock to Director Eleftherios Kontos for services rendered. We valued these shares at the price of $0.0001 per share or an aggregate of $110. For the year ending December 31, 2014, we will issue 62,500 common shares valued at $0.60 for a total of $37,500.

On May 8, 2014, we issued 1,100,000 shares of our common stock to Director Theodoros Theocharis services rendered. We valued these shares at the price of $0.0001 per share or an aggregate of $110. For the year ending December 31, 2014, we will issue 62,500 common shares valued at $0.60 for a total of $37,500.

On May 8, 2014 and January 9, 2015, we issued 100,000 and 50,000 shares to Feinstein Law, P.A. for services rendered, respectively. We valued these shares at $0.60 per share or an aggregate of $60,000 and $30,000, respectively. Feinstein Law, P.A.. is a Florida professional association controlled by Todd Feinstein. On August 11, 2014 and January 9, 2015, we issued 25,000 and 50,000 common shares to Jonathan C. Dunsmoor for legal services rendered, respectively. Jonathan C. Dunsmoor is of counsel to Feinstein Law, P.A. We valued these shares at $0.60 per share or $15,000 and $30,000, respectively.

American Capital Ventures, Inc.

On about March 15, 2015, we intend to enter into an agreement to engage American Capital Ventures, Inc., a Florida corporation with offices at 1507 N.E. 194th Street, North Miami Beach, FL. 33179, to provide investor relations and public relations services. The terms of the agreement are attached in Exhibit 10.10 and shall continue for eight (8) months. We shall issue 25,000 of common shares in exchange for their services. We value these shares at $0.60 per share or an aggregate of $15,000. See Exhibit for terms of entire agreement.

EXHIBITS

Incorporated by reference
Exhibit		Filed		Period		Filing
Number	Exhibit Description	herewith	Form	ending	Exhibit	date
3.1	Articles of Incorporation	X
3.2	Bylaws	X
4.1	Form of Subscription Agreement	X
4.2	Form of common stock Certificate of Entranet, Inc. (1)
5.1	Legal Opinion of Feinstein Law, P.A.	X
10.1	Distribution Agreement between Entranet Limited (Greece) and Entranet, Inc.	X
10.2	Addendum Agreement between Entranet Limited (Greece) and Entranet, Inc.	X
10.3	Agreement between Entranet, Inc. and Papageorgiou - Promissory Note	X
10.4	Agreement between Entranet, Inc. and Papageorgiou	X
10.5	Agreement between Entranet, Inc. and Stratigakis	X
10.6	Agreement between Entranet, Inc. and Kontos	X
10.7	Agreement between Entranet, Inc. and Theocharis	X
10.8	Agreement between Entranet, Inc. and Regus, plc.	X
10.9	Agreement between Entranet, Inc. and LMHG Communications LLC d/b/a Windmill	X
10.10	Agreement between Entranet, Inc. and American Capital Ventures, Inc.	X
23.1	Consent of GBH CPAs, PC.	X
23.2	Consent of Feinstein Law, P.A. (included in Exhibit 5.1)

(1)	Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws.

All other Exhibits called for by Rule 601 of Regulation S-K are not applicable to this filing.

UNDERTAKINGS

The undersigned registrant hereby undertakes

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;
ii.	To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than twenty percent (20%) change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

 2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 4. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any Preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.	Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.	The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in on March 10, 2015.

Entranet, Inc.

By:	/s/ Eleftherios Papageorgiou
Eleftherios Papageorgiou
Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

NAME	TITLE	DATE

/s/ Eleftherios Papageorgiou	Chief Executive Officer	March 10, 2015
Eleftherios Papageorgiou

ENTRANET, INC.

FINANCIAL STATEMENTS

TABLE OF CONTENTS

DECEMBER 31, 2014

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of
Entranet, Inc.
Fort Lauderdale, Florida

 We have audited the accompanying consolidated balance sheet of Entranet, Inc. as of December 31, 2014, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the period from May 8, 2014 (inception) to December 31, 2014. Entranet, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Entranet, Inc. as of December 31, 2014, and the results of its operations and its cash flows for the period from May 8, 2014 (inception) to December 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that Entranet, Inc. will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, Entranet, Inc. has no recurring source of revenue and has negative working capital. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas
February 26, 2015

F-2

ENTRANET, INC.

CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2014

ASSETS	December 31, 2014
Current Assets
Cash	$13,425

Total Assets	$13,425

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accrued expense	$105,558
Advances from related party	34,904
Note payable – related party	18,000
Stock Payable	210,000
Total Liabilities	368,462

Stockholders’ Deficit
Preferred stock, par value $0.0001, 10,000,000 shares authorized, no shares issued and outstanding	—
Common stock, par value $0.0001; 490,000,000 shares authorized, 29,219,886 shares issued and outstanding	2,922
Additional paid in capital	149,648
Accumulated deficit	(493,637)
Subscription receivable	(13,970)
Total Stockholders’ Deficit	(355,037)

Total Liabilities and Stockholders’ Deficit	$13,425

The accompanying notes are an integral part of these financial statements.

F-3

ENTRANET, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE PERIOD FROM MAY 8, 2014 (INCEPTION) TO DECEMBER 31, 2014

For the period from May 8, 2014 (Inception) to December 31, 2014

Revenues	$—

Operating expenses
Consulting and professional fees	389,813
Other general and administrative costs	103,436

Total operating expenses	493,249

Loss from operations	(493,249)

Other expenses
Interest expense	(388)
Total other expenses	(388)

Net loss before income taxes	(493,637)

Income taxes	—

Net loss	$(493,637)

Net loss per common share
- basic and fully diluted	$(0.02)

Weighted average number of shares of common stock outstanding
- basic and fully diluted	28,374,501

The accompanying notes are an integral part of these financial statements.

F-4

ENTRANET, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT

FOR THE PERIOD FROM MAY 8, 2014 (INCEPTION) TO DECEMBER 31, 2014

	Common Stock		Additional Paid-in	Accumulated	Subscription	Total Stockholders’
	Shares	Amount	Capital	Deficit	Receivable	Equity

Inception, May 8, 2014	—	$—	$—	$—	$—	$—
Shares issued to founders	27,800,000	2,780	(2,780)	—	—	—
Shares issued for cash	1,294,886	129	77,441	—	(13,970)	63,600
Shares issued for services	125,000	13	74,987	—	—	75,000
Net loss for the period from May 8, 2014 (Inception) to December 31, 2014				(493,637)	—	(493,637)

Balance, December 31, 2014	29,219,886	$2,922	$149,648	$(493,637)	$(13,970)	$(355,037)

The accompanying notes are an integral part of these financial statements.

F-5

ENTRANET, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM MAY 8, 2014 (INCEPTION) TO DECEMBER 31, 2014

For the period from May 8, 2014 (Inception) to December 31, 2014
Cash Flows from Operating Activities
Net loss	$(493,637)
Adjustments to reconcile net loss to net cash flows
from operating activities:
Stock-based compensation	285,000
Changes in operating assets and liabilities:
Accrued expenses	105,558
Net cash used in operating activities	(103,079)

Cash Flows from Financing Activities
Advances from related party	34,904
Proceeds from note payable - related party	18,000
Proceeds from sale of common stock	63,600
Net cash provided by financing activities	116,504

Increase in Cash	13,425
Cash at beginning of period	—
Cash at end of period	$13,425

Supplemental Disclosure of
Interest and Income Taxes Paid
Interest paid during the period	$—
Income taxes paid during the period	$—

The accompanying notes are an integral part of these financial statements.

F-6

ENTRANET, INC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Entanet, Inc. (the “Company”) was incorporated in the State of Florida on May 8, 2014. The Company was formed to engage in the commercial production, distribution and exploitation of voice control systems for to the housing industry and the assisted living markets. As of December 31, 2014, the Company has yet to engage in any revenue-generating activities. On July 10, 2014, the Company created Entranet, Limited in the United Kingdom as a wholly owned subsidiary of Entranet Inc. for the purpose of implementing the Company’s sales plan in Europe. No other activity has occurred with Entranet, Limited beyond formation.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Principles of Consolidation

The financial statements include the accounts of Entranet, Inc. and its subsidiaries. Intercompany transactions and balances have been eliminated.

Cash and Cash Equivalents

The Company considers all cash on hand and in banks, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents and amounts due to shareholder. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per

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share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of December 31, 2014.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Stock-Based Compensation

The Company records stock-based compensation expense based on estimated fair values for all share-based awards made to employees and directors, including stock options.

For transactions in which we obtain employee certain services of employees, directors, and consultants in exchange for an award of equity instruments, we measure the cost of the services based on the grant date fair value of the award. We recognize the cost over the vesting period.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of December 31, 2014.

Subsequent Events

The Company has evaluated all transactions through the date the consolidated financial statements were issued for subsequent event disclosure consideration.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. However, the Company had no revenues as of December 31, 2014. The Company currently has negative working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be

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able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 4 – ADVANCES FROM RELATED PARTY

During the period from May 8, 2014 (inception) to December 31, 2014, Mr. Lefteris Papageorgiou, the Company’s President, Secretary, Treasurer and a Director, advanced the Company $34,904 as an unsecured obligation. The funds were used to pay travel and operating expenses of the Company. The obligation bears no interest, has no fixed term and is not evidenced by any written agreement. Such amounts are due on demand.

NOTE 5 – NOTE PAYABLE - RELATED PARTY

On June 18, 2014, Mr. Eleftherios Papageorgiou, the Company’s Director, loaned $18,000 to the Company to pay legal fees. The note payable bears 4% interest per annum, and was due on December 31, 2014. At December 31, 2014, accrued interest expense was $388.

NOTE 6 –ACCRUED EXPENSES

Accrued salaries and accrued expenses consisted of the following:

December 31, 2014

Accrued payroll	$67,500
Accrued consulting fees - consultants	37,500
Other accrued expenses	558
Total	$105,558

On May 15, 2014, the Company entered into four employment agreements with Mr. Eleftherios Papageorgiou as CEO, Mr. Nikolaos Stratigakis as Vice President, Mr. Theodoros P. Theocharis as Consultant and Mr. Eleftherios A. Kontos as Consultant until December 31, 2015.

The Company agreed to pay Mr. Eleftherios Papageorgiou as CEO a base salary of $5,000 per month for a period of nineteen-and-a-half months, plus a one-time 62,500 shares of common stock, fair valued at $35,000, plus applicable bonuses as are awarded by the Board of Directors from time to time based on performance, which may either be paid in stock or cash at the discretion of the Board.

The Company agreed to pay Mr. Nikolaos Stratigakis as Vice President a base salary of $4,000 per month, for a period of nineteen-and-a-half months, plus a one-time 62,500 shares of common, stock fair valued at $35,000, plus applicable bonuses as are awarded by the Board of Directors from time to time based on performance, which may either be paid in stock or cash at the discretion of the Board.

The Company agree to pay Mr. Theodoros P. Theocharis as Consultant a base salary of $3,500 per month for a period of nineteen-and-a-half months, plus a one-time 62,500 shares of common stock fair valued at $35,000, plus applicable bonuses as are awarded by the Board of Directors from time to time based on performance, which may either be paid in stock or cash at the discretion of the Board.

The Company agreed to pay Mr. Eleftherios A. Kontos as Consultant a base salary of $1,500 per month, for a period of nineteen-and-a-half months, plus a one-time 62,500 shares of common stock fair valued at

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$35,000, plus applicable bonuses as are awarded by the Board of Directors from time to time based on performance, which may either be paid in stock or cash at the discretion of the Board.

During the period from May 15, 2014 (inception) to December 31, 2014, the total salaries to Mr. Eleftherios Papageorgiou and Mr. Nikolaos Stratigakis was $67,500 and the total consulting fees to Mr. Theodoros P. Theocharis and Mr. Eleftherios A. Kontos was $37,500.

NOTE 7 – COMMON STOCK

Issuance of Common Stock

The Company has 490,000,000 shares, $0.0001 par value, of common stock authorized.

The Company issued 27,800,000 to its founders.

During the period from July 3, 2014 to September 23, 2014, the Company issued 96,000 shares of common stock to 6 investors for cash proceeds of $57,600 at $0.60 per share.

On September 1, 2014, the Company issued 120,000 shares of common stock to four investors for cash proceeds of $120 at $0.001 per share. The $120 was recorded as a subscription receivable.

On September 1, 2014, the Company issued 45,468 shares of common stock to one investor for cash proceeds of $6,002 at $0.132 per share.

On September 1, 2014, the Company issued 704,250 shares of common stock to 17 investors for cash proceeds of $70 at 0.0001 per share. The amount was recorded as subscription receivable.

On December 9, 2014, the Company issued 33,334 shares of common stock to one investor for cash proceeds of $3 at $0.0001 per share. The amount was recorded as subscription receivable

On December 15, 2014, the Company issued 250,000 shares of common stock to one investor for cash proceeds of $25 at $0.0001 per share. The amount was recorded as subscription receivable

On December 17, 2014, the Company issued 45,834 common shares to three investors for cash proceeds of $13,750 at $0.30 per share. The amount was recorded as subscription receivable

Stock-Based Compensation

On May 15, 2014, the Company signed an agreement with a consultant and agreed to pay the consultant 0.75% of its issued and outstanding corporate common shares. The Company has calculated that 225,000 shares are to be issued. These shares have been valued at $135,000 and have been recorded as stock-based compensation expense for the period from May 8, 2014 (inception) to December 31, 2014. As of December 31, 2014, 125,000 shares of common stock valued at $75,000 had been issued. The remaining 100,000 unissued shares have been recorded as a stock payable, valued at $60,000.

On May 15, 2014, the Company agreed to issue 62,500 shares of common stock each for a signing bonus to each of the 2 officers and 2 consultants (See Note 6). The fair value of the common shares issued was estimated at $0.60 per share based on the price of the Company’s common stock offered to the Company’s private placement offered to other investors.

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During the period from May 8, 2014 (inception) to December 31, 2014, the Company recognized $75,000 of stock-based compensation to employees and $210,000 of stock-based compensation to consultants.

NOTE 8 – STOCK PAYABLE

At December 31, 2014, the Company has reserved 350,000 shares of common stock, fair valued at $210,000, for issuance to the officers and consultants as per employment agreements stated at Note 6.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 10 – INCOME TAXES

Due to the Company’s net loss position from May 8, 2014 (Inception) to December 31, 2014, there was no provision for income taxes recorded. As a result of the Company’s losses to date, there exists doubt as to the ultimate realization of the deferred tax assets. Accordingly, a valuation allowance equal to the total deferred tax assets has been recorded at December 31, 2014.

The components of net deferred tax assets are as follows:

December 31, 2014

Deferred tax asset	$70,900
Less: valuation allowance	(70,900)
Net deferred tax asset	$-

The Company had federal net operating loss carry forwards for tax purposes of approximately $208,600 at December 31, 2014, which may be available to offset future taxable income and which, if not used, begin to expire in 2034. Utilization of the net operating loss carry forwards may be subject to substantial annual limitations due to the ownership change limitations provided by Section 381 of the Internal Revenue Code of 1986, as amended. The annual limitation may result in the expiration of net operating loss carry forwards before utilization.

NOTE 11 – SUBSEQUENT EVENTS

On January 7, 2015, the Company issued 4,166 shares of common stock for cash proceeds of $125.

On January 9, 2015, the Company issued 100,000 shares of common stock for payment of the stock payable of $60,000.

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